      Filed pursuant to Rule 424(b)(3)
Registration Statement File No. 333-112837

PROSPECTUS SUPPLEMENT DATED JANUARY 4, 2005
TO
PROSPECTUS DATED APRIL 8, 2004

ENER1, INC.

        This prospectus supplement should be read in conjunction with our prospectus dated April 8, 2004, and in particular “Risk Factors” beginning on page 3 of the prospectus.

        This prospectus supplement includes the attached Amendment No. 1 to Quarterly Report on Form 10-QSB/A of Ener1, Inc., filed with the Securities and Exchange Commission on January 4, 2005.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-QSB/A

Amendment No. 1

QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ending September 30, 2004

Commission File Number 0-21138

ENER1, INC.
(Exact name of registrant as specified in its charter)

Florida	59-2479377
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

500 West Cypress Creek Road-Suite 100
Ft. Lauderdale, Florida 33309
(Address of principal executive offices) (Zip Code)

(954) 556-4020
(Registrant’s telephone number, including area code)

(Former name, former address, and former fiscal year if changed since last report)

        Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
          Yes X No___

        Indicate the number of shares outstanding of each of the issuer’s classes of common stock, as of the latest practicable date.

Class Common stock, par value $.01 per share	Outstanding as of November 12, 2004 347,455,751

Transitional Small Business Format (check one): Yes [  ] No [X]

-*-

Explanatory Note

We are filing this Amendment No. 1 to Quarterly Report on Form 10-QSB/A to correct clerical errors in our Condensed Consolidated Statement of Cash Flows for the nine months ended September 30, 2004, our Condensed Consolidated Statement of Operations for the three and nine months ended September 30, 2003 and September 30, 2004, and in notes 4 and 5 to our Condensed Consolidated Financial Statements.

These corrections did not affect our previously reported financial results, including, without limitation, our previously reported net loss, loss per share, net cash used in investing activities, net cash provided by financing activities and cash and equivalents balances.

In order to preserve the nature and character of the disclosures set forth in the Quarterly Report on Form 10-QSB as originally filed, this Amendment No. 1 does not reflect events occurring after the filing of the original Form 10-QSB on November 15, 2004, or modify or update the disclosures presented in that original Form 10-QSB, except to reflect the corrections described above.

ENER1, INC. AND SUBSIDIARIES
Form 10-QSB for the Quarter Ended September 30, 2004

INDEX

		Page
Part I.	FINANCIAL INFORMATION
Item 1.	Financial Statements

	Condensed Consolidated Balance Sheet (unaudited) as of September 30, 2004	1

	Condensed Consolidated Statements of Operations (unaudited)
	for the three and nine months ended September 30, 2004 and 2003	2

	Condensed Consolidated Statements of Cash Flows (unaudited)
	for the nine months ended September 30, 2004 and 2003	3

	Notes to Condensed Consolidated Financial Statements (unaudited)	4

Item 2.	Management's Discussion and Analysis of Financial
	Condition and Results of Operations	18

Item 3.	Controls and Procedures	22

Part II.	OTHER INFORMATION

Item 1.	Legal Proceedings	22

Item 6.	Exhibits and Reports on Form 8-K	23

	Signatures	24

Part I. FINANCIAL INFORMATION

         Item 1. – Financial Statements

ENER1, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
(Unaudited)
(In thousands except share and debt data)

September 30, 2004
ASSETS
Current assets
Cash and equivalents	$3,626
Prepaid expenses and other current assets	272
Assets held for disposal (Note 3)	2
Due from related parties	61

Total current assets	3,961
Property and Equipment, net	23,311
Investment in EnerStruct (Note 10)	1,350
Other Assets (Note 11)	280

Total assets	$28,902

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$661
Accrued expenses and other current liabilities (Note 6)	927
Liabilities related to assets held for disposal (Note 3)	307
Current portion of bank installment loan (Note 8)	22

Total current liabilities	1,917

Long-term liabilities
Installment loan payable to bank (Note 8)	97
$19,700,000 senior secured 5% convertible debenture, net
of discount attributable to debt issue costs, warrants,
and beneficial conversion features of $19,700,000 (Note 9)	--

Total liabilities	2,014
Commitments and contingencies (Note 12)	--
Stockholders' equity
Preferred stock, par value $.01 per share, 5,000,000
shares authorized, none issued and outstanding	--
Common stock, par value $.01 per share, 500,000,000
shares authorized, 347,455,751 issued and outstanding	3,474
Additional paid-in capital	93,389
Accumulated deficit	(69,975)

Total stockholders' equity	26,888

Total liabilities and stockholders' equity	$28,902

        See notes to condensed consolidated financial statements.

ENER1, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands except per share data)

	Three Months Ended September 30		Nine Months Ended September 30
	2004	2003	2004	2003
Net sales	$--	$--	$41	$--
Cost of goods sold	--	--	10	--

Gross profit	--	--	31	--
Operating expenses:
Manufacturing pre-production costs	532	--	1,048	--
Research and development	576	379	1,753	1,147
Selling, general and administrative	1,430	1,530	5,596	3,152
Interest Expense	666	196	1,143	720

Total operating expenses	3,204	2,105	9,540	5,019

Loss from operations	(3,204)	(2,105)	(9,509)	(5,019)
Other income (expense), net	77	28	150	33
Equity in loss on investment in
EnerStruct (Note 10)	(139)	(79)	(426)	(79)

Loss from continuing operations	(3,266)	(2,156)	(9,785)	(5,065)
Loss from discontinued operations(Note 3)	(5)	(340)	(7)	(520)

Net Loss	$(3,271)	$(2,496)	$(9,792)	$(5,585)

Loss per share from continuing operations (basic
and diluted)	$(0.01)	$(0.01)	$(0.03)	$(0.02)

Loss per share from discontinued operations (basic	$--	$--	$--	$--
and diluted)
Net loss per share - basic and diluted	$(0.01)	$(0.01)	$(0.03)	$(0.02)
Weighted average shares Outstanding	347,276	325,201	346,966	313,740

        See notes to condensed consolidated financial statements.

ENER1, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Nine months ended September 30,
	2004	2003
Cash provided by (used in):
Operating activities:
Net loss	$(9,792)	$(5,585)
Depreciation and amortization	172	98
Amortization of Discount of 5% Sr. Secured Debenture (Note 9)	300
Equity from loss in investment in EnerStruct (Note 10)	426	79
Changes in assets and liabilities	(1,174)	(179)
Changes in assets and liabilities held for disposal (Note 3)	(5)	690
Compensation expense for stock and stock options issued for services	925	703

Net cash used in operating activities	(9,148)	(4,194)
Investing activities:
Capital expenditures	(1,322)	(518)
Minority interest in net proceeds from issuance of common stock
of subsidiary	--	127
Investment in Splinex	(150)	--
Investment in Enerstuct	--	(2,003)

Net cash used in investing activities	(1,472)	(2,394)

Financing activities:
Repayment of related party notes	(1,041)	--
Repayment of short term note payable	--	(595)
Repayment of guaranteed related party debt (note 8)	(2,200)	--
Repayment of mortgage note payable (note 8)	(704)	(20)
Repayment of bank loan (Note 8)	(1,600)	--
Repayment of bank installment loan (Note 8)	(8)	--
Proceeds from advances from stockholder	--	3,394
Proceeds from exercised employee stock options	22	21
Proceeds from sale of common stock		3,500
Proceeds from exercise of warrants (Note 8)	1,050
Proceeds from issuance of 5% senior secured
convertible debentures net of costs (note 9)	18,527	--
Proceeds from minority investment in subsidiary	--	123

Net cash provided by financing activities	14,046	6,423

Net increase (decrease) in cash and equivalents	3,426	(165)
Cash and equivalents, balance at January 1	200	205

Cash and equivalents, balance at September 30	$3,626	$40

        See notes to condensed consolidated financial statements

ENER1, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.     BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements for Ener1, Inc. (“Ener1” or the “Company”) have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-QSB for quarterly reports under Section 13 or 15 (d) of the Securities Exchange Act of 1934. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included and such adjustments are of a normal recurring nature. Operating results for the three and nine months ended September 30, 2004 are not necessarily indicative of the results that may be expected for the year ending December 31, 2004. The audited financial statements at December 31, 2003, which are included in the Company’s Annual Report on Form 10-KSB, should be read in conjunction with these condensed consolidated financial statements.

2.     GOING CONCERN

The accompanying condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has experienced net operating losses since 1997 and negative cash flows from operations since 1999 through September 30, 2004, and has an accumulated deficit of $70 million as of September 30, 2004. It is likely that the Company’s operations will continue to incur negative cash flows through September 30, 2005. In addition, should the company not be able to meet the terms of the Senior Secured Convertible Debentures (see note 9), $19,700,000 would become immediately due. Additional financing will be required to fund the Company’s planned operations through September 30, 2005, and the Company intends to seek additional debt or equity financing as required. If additional financing is not obtained, such a condition, among others, will give rise to substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time. The condensed consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

3.     NATURE OF BUSINESS AND DISCONTINUED OPERATIONS

Nature of Business

Ener1‘s primary lines of business consist of development and marketing of advanced lithium batteries and certain battery components such as electrodes, fuel cells, fuel cell systems and components and nanotechnology-related manufacturing processes and materials. The Company’s current business line focus is the result of changes over the past several years arising from new investments in the Company, changes in research and development activities and acquisition of a battery business from its majority shareholder in 2002.

Ener1 is a Florida corporation founded in 1985. Ener1 was formerly named Inprimis, Inc. and before that it was named Boca Research, Inc. During 2002 and 2003, the Company manufactured set-top boxes and other digital entertainment products through subcontractors and marketed those products to the hospitality and healthcare markets through its 49% owned subsidiary EnerLook Healthcare Solutions, Inc. (“EnerLook”), and to other markets through its former Digital Media Technologies Division. In 2003, the majority of the assets in the Digital Media Technologies Division were transferred to EnerLook (see “Discontinued Operations and Sale of Assets of EnerLook” below).

In January 2002, Ener1 Group, Inc. (“Ener1 Group”) acquired a majority interest in the Company and as a result of subsequent transactions, owned, along with its affiliates, approximately 88% of the outstanding common stock of the Company at September 30, 2004. Ener1 Group is a privately held company in Ft. Lauderdale, Florida that provides financial and management resources to its portfolio of incubator technology companies.

One of Ener1 Group’s subsidiaries, Ener1 Battery Company (“Ener1 Battery” or the “Battery Company”), became a wholly owned subsidiary of the Company on September 6, 2002 when the Company acquired 100% of its outstanding capital stock from Ener1 Group. Ener1 Battery is in the business of developing and marketing lithium ion and other lithium technology batteries for use in military, industrial and consumer applications. The Battery Company is a development stage company that has recorded nominal revenue since its formation.

Concurrent with the acquisition of the Battery Company in 2002, the Company began to transition its business away from the set-top box and engineering services businesses of its Digital Media Technologies Division and EnerLook and focus instead on the businesses of the Battery Company. In addition, the Company began developing fuel cells and systems and components for fuel cells, and the fuel cell operations of the Company have continued to expand through 2004.

In January 2002, the Company began to develop products for neutralizing the harmful effects of electromagnetic radiation in electric power transmission lines and equipment through its wholly owned subsidiary, Ener1 Technologies, Inc. (“Technologies”). Technologies is also a development stage company and it has not recorded any revenue since its formation.

In August 2003, the Company formed a joint venture company, named EnerStruct, Inc., with ITOCHU Corporation of Japan to pursue technology development and marketing opportunities for lithium batteries in Japan. The Company and ITOCHU have each licensed to EnerStruct some of their respective battery technologies for use exclusively in Japanese markets.

On September 12, 2003, the Battery Company finalized the acquisition of Ener1‘s research and development partner company in Ukraine, Ener1 Ukraine, Inc. (“Ener1 Ukraine”). Ener1 Ukraine conducts research and development activities for the Company at facilities in Ukraine.

The Company formed NanoEner, Inc. (“NanoEner”) on April 2, 2004 to develop new markets and applications for Ener1‘s proprietary technologies to manufacture nanomaterials. Ener1 currently uses its nanomaterials manufacturing technologies in the development of nanomaterials for lithium batteries and other high-energy storage devices.

The Company and Delphi Corporation formed a new company called EnerDel, Inc. The Company received 80.5% of EnerDel’s common stock in consideration for the contribution of the following assets: (i) $15,000,000 in cash; (ii) certain rights to the Company’s lithium battery manufacturing-related equipment; and (iii) certain rights to the battery-related intellectual property portfolios of Ener1 Battery and Ener1 Ukraine. Delphi contributed their lithium battery-related manufacturing equipment and their lithium battery-related patent portfolio to EnerDel, in consideration for which they received (i) 19.5% of EnerDel’s common stock, (ii) 8,000 shares of EnerDel’s 8.25% Series A Preferred Stock with an aggregate liquidation value of $8,000,000 (the “Series A Preferred Stock”), (iii) immediately exercisable warrants with a ten year term to purchase up to 1,750,000 shares of common stock of the Company for $0.70 per share, and (iv) immediately exercisable warrants with a ten year term to purchase up to 5,250,000 shares of common stock of the Company for $1.00 per share. The Series A Preferred Stock is exchangeable, at any time prior to January 31, 2005, at the option of the holder, into up to 6,956,521 shares of the common stock of the Company, based on an exchange rate of 869.5652 shares of the Company’s common stock for each share of Series A Preferred Stock. The Series A Preferred Stock is subject to redemption by EnerDel upon certain circumstances.
The Company formed a new subsidiary, EnerFuel, Inc., on October 29, 2004. In the future, all of the Company’s fuel cell related operations will be conducted through EnerFuel.

Discontinued Operations and Sale of Assets of EnerLook

On December 15, 2003, the Company, EnerLook, Ener1 Group and T.& V. Rental Co., Inc. (“TVR”) entered into an arrangement pursuant to which (1) TVR agreed to manage EnerLook’s business for up to six months in return for any profits earned by EnerLook, (2) EnerLook was granted the option, exercisable at any time on or before June 15, 2004, to acquire 100% of TVR’s outstanding stock for $16,000,000 in cash, plus 4,000,000 shares of the Company’s stock held by Ener1 Group; and (3) TVR was granted the option to acquire substantially all of the assets of EnerLook in exchange for 5% of a limited liability company that would own all the respective assets of TVR and EnerLook, such option to become exercisable if EnerLook did not exercise the option described in clause (2) above. EnerLook did not exercise the option described in clause (2) and on June 15, 2004, TVR notified EnerLook of TVR’s intent to exercise its option to acquire substantially all of the assets of EnerLook, and the EnerLook employees became employees of TVR Communications, LLC, a limited liability company formed by TVR to hold all of TVR’s and EnerLook’s assets. The Company, EnerLook, Ener1 Group and TVR Communications, LLC entered into an Asset Purchase Agreement dated as of June 30, 2004, providing for the sale of substantially all of EnerLook’s assets to TVR Communications, LLC, in exchange for a 5% membership interest in TVR Communications, LLC. The asset sale is expected to close in November, 2004, subject to satisfaction of certain conditions.

TVR paid EnerLook approximately $550,000 to fund EnerLook’s operations from December 15, 2003 through June 15, 2004.

The Company’s Digital Media/EnerLook segment was deemed by the Company to be held-for-sale, and certain of the revenues, expenses, assets and liabilities of this segment were classified as discontinued operations. Management believes that substantially all remaining resources of the Company will be redirected for use in the Company’s continuing operations, and the Company will continue to incur corporate and overhead costs; accordingly, these costs and related liabilities are included in continuing operations.

4.     SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation: The accompanying condensed consolidated financial statements include Ener1, Inc. and its wholly owned subsidiaries: the Battery Company, NanoEner, Ener1 Ukraine; Technologies, EnerNow Technologies, Inc. Boca Research International, Inc., Boca Research Holland B.V., Boca Research (UK) Limited, Boca Research International Holdings Ltd., Boca Global, Inc. and AppsCom, Inc. It also includes the operations of EnerLook as discontinued operations. Intercompany accounts and transactions have been eliminated in consolidation. The Battery Company, NanoEner and Ener1 Ukraine have ongoing operations; however the Battery Company operations are limited as of October 20, 2004 to holding real estate and equipment assets, the use of which is made available to EnerDel under certain agreements. The Company’s new subsidiary, EnerFuel, Inc. will operate the Company’s fuel cell business going forward. Ener1 Technologies has also conducted operations, but is not currently active.

Use of Estimates: The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ materially from those estimates.

Investment in EnerStruct: The Company’s 49% investment in EnerStruct is accounted for using the equity method (Note 10).

Research and Development Costs: Research and development costs are expensed as incurred.

Income Taxes: The Company provides for income taxes in accordance with the liability method. Deferred income tax assets and liabilities are the differences between the financial statement carrying values and the tax bases of assets and liabilities and carry-forwards that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount more likely than not to be realized. Income tax expense or benefit is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

Reclassifications: Certain prior year amounts, most notably amounts relating to discontinued operations and research and development, have been reclassified to conform to the fiscal 2004 presentation.

Loss per share: Basic loss per share is computed by dividing the loss attributable to common shareholders by the weighted-average number of common shares outstanding for the period. Diluted loss per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Company. Diluted loss per share is computed by dividing loss available to common shareholders by the sum of the weighted average number of common shares outstanding for the period plus common shares issuable under common stock equivalents (all related to outstanding stock options, warrants and convertible debt) unless consideration of such common share equivalents would result in anti-dilution. Common stock equivalents were not considered in the calculation of diluted loss per share, as their effect would have been anti-dilutive for the periods ended September 30, 2004 and 2003.

Stock compensation: Options granted to employees under the Company’s stock option plans are accounted for using the intrinsic method under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”). In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (“SFAS 123”), which defines the fair value base method of accounting for stock options. Certain aspects of the accounting standards prescribed by SFAS 123 are optional and therefore, the Company has continued to account for stock options under the intrinsic value method specified in APB 25. The Company has adopted the disclosure-only provisions of SFAS 123. Accordingly, compensation cost has been recognized for the stock options plans only when the exercise prices of employee stock options are less than the market prices of the underlying stock on the date of grant. If compensation cost had been determined based on the fair value at the grant date for all option awards consistent with the provisions of SFAS 123, the Company’s net loss and loss per share would have been as indicated below for the periods ended September 30, 2004 and 2003:

	Three months ended September 30		Nine months ended September 30
	2004	2003	2004	2003
	(in thousands)
Net Loss as Reported	$(3,271)	$(2,496)	$(9,792)	$(5,585)
Plus:
Compensation recorded for stock
options issued & variable options	197	199	517	199
Less:
Pro forma stock based employee
compensation, net of tax	(798)	(80)	(1,685)	(195)

	$(3,872)	$(2,377)	$(10,960)	$(5,581)

Loss per share:
Basic and diluted, as reported	$(0.01)	$(0.01)	$(0.03)	$(0.02)
Basic and diluted, pro forma	$(0.01)	$(0.01)	$(0.03)	$(0.02)

5.     SEGMENT REPORTING

The Company is organized based upon the following segments: Digital Media Division / EnerLook (which is classified as discontinued operations), the Battery Company, Fuel Cell Division, Nanotechnology Division, and Technologies.

The accounting policies of the segments are the same as those described in Note 4. The Company evaluates the performance of its segments and allocates resources to them based on anticipated future contribution.

	Three months ended September 30		Nine months ended September 30
	2004	2003	2004	2003
	(in thousands)
Sales
Discontinued operations	$--	$356	$--	$1,342
Battery	--	--	41	--

Net sales	$--	$356	$41	$1,342
Net Loss
Discontinued operations	$(5)	$(340)	$(7)	$(520)

Corporate	(2,156)	(333)	(6,781)	(2165)
Battery	(828)	(1,783)	(2,092)	(2758)
Ener1 Technologies	(3)	(40)	(13)	(142)
Fuel cell	(197)	--	(739)	--
Nanotechnology	(82)	--	(160)	--

Net Loss	$(3,271)	$(2,496)	$(9,792)	$(5,585)

Assets
Discontinued operations			$2	$2,229
Corporate			5,987	2,104
Battery			22,530	22,297
Ener1 Technologies			10	10
Fuel cell			305	--
Nanotechnology			68	--

Total Assets			$28 ,902	$26,640

6.     ACCRUED EXPENSES AND OTHER LIABILITIES

Accrued expenses and other liabilities principally consist of accrued salaries, bonuses and related benefits and accrued professional fees.

7.    CONSOLIDATION OF 49% SUBSIDIARY (ENERLOOK SOLUTIONS, INC.)

When formed in February 2002, EnerLook was a 51% subsidiary of the Company. In early 2003, EnerLook issued (i) 333,333 shares of common stock to Solution Investment Group, LLC in exchange for $250,000 and (ii) 125,000 shares of common stock to an EnerLook employee, reducing the Company’s ownership to approximately 49%. Ener1 Group owns approximately 42% of the outstanding common stock of EnerLook. Since EnerLook was formed, the Company has consolidated EnerLook’s results of operations and its balance sheet as part of the Company’s consolidated financial statements. Ownership of a subsidiary below 51% is typically recorded under the equity method of accounting, rather than consolidating the subsidiary’s results of operations with a parent company owning less than 51% of the subsidiary, as it is presumed that the parent company does not control the subsidiary. The Company has elected to continue consolidating this subsidiary as part of its financial statements because the Company and Ener1 Group are related parties that exercise substantial control over the activities of EnerLook and own an aggregate of approximately 91% of EnerLook’s outstanding common stock. Management believes that the reduction in its ownership percentage of EnerLook’s common stock from 51% to approximately 49% does not materially reduce the control the Company exercises over EnerLook’s operations.

In the second quarter of 2003, the Company transferred certain assets of its Digital Media Division to EnerLook in order to consolidate the Company’s set top box business, which delivers interactive information and entertainment systems and services to customers in vertical markets such as hospitality and healthcare. As part of this restructuring, the Company transferred net assets in the amount of approximately $1.0 million to EnerLook, resulting in an intercompany receivable from EnerLook in the amount of $1.0 million.

Effective December 15, 2003, EnerLook’s operations were deemed to be discontinued operations (Note 3), and on that date management conveyed operating control of this segment to TVR, a third party (Note 3).

8.     DEBT AND DEBT GUARANTEES

At December 31, 2003, the Battery Company was the mortgagor under a mortgage note payable to Interbay Funding, LLC in the amount of $703,896. The mortgage note was collateralized by the land and building owned by the Battery Company.

Also at December 31, 2003, the Battery Company was indebted under two loan agreements with Saint Petersburg Joint Stock Bank Tavricheskiy, in the amounts of $1,200,000 and $400,000, respectively. The obligations under the $1,200,000 note were collateralized by a pledge of a patent owned by Ener1 Ukraine, which is a 100% subsidiary of Ener1 Battery. The $400,000 note was unsecured. The combined principal balances on both notes as of December 31, 2003 totaled $1,600,000.

The majority of the Company’s equipment had certain liens against it as of December 31, 2003, as described below. As of December 31, 2003, Ener1 s.r.l., an Italian company related to the Company by common ownership (“the Italian Company”), had a loan outstanding to Meliorbanca Gallo S.p.A.(“the Italian Bank”) in the amount of EURO 1,877,685. Ener1, Ener1 Group, the Battery Company and two individuals who were directors of all three companies, were guarantors of this loan. The Italian Company’s obligations to the Italian Bank in the amount of EURO 5,000,000 were collateralized by a pledge of specified battery production equipment of the Battery Company, which had been transferred from the Italian Company to the Battery Company in a series of transactions prior to the Company’s acquisition of the Battery Company. The U.S. dollar value of this collateral was approximately $6,200,000 at December 31, 2003.

In January 2004, the Company issued $20,000,000 in aggregate principal amount of 5% senior secured convertible debentures due 2009, and warrants to purchase up to 16,000,000 shares of common stock, in a private placement (Note 9). In connection with the issuance of the debentures, the Company was required to have all security interests in the land, building, patents, and production equipment owned by the Battery Company released. In order to effect this release, in January 2004, the Company paid $2.2 million to the Italian Bank to satisfy the Italian Company’s obligations, and paid all of the outstanding balances due to Interbay Funding and to Petersburg Joint Stock Bank Tavricheskiy.

In March 2004, the Battery Company obtained a loan secured by a vehicle. The total amount due under the loan is $125,000 plus interest payable over 5 years in equal monthly payments of approximately $2,600.

9.     5% SENIOR SECURED CONVERTIBLE DEBENTURES DUE 2009

In January 2004, the Company issued $20,000,000 in aggregate principal amount of 5% senior secured convertible debentures due 2009. The Company’s obligations under the debentures are secured by the land and building owned by the Battery Company, as well as by certain battery production equipment owned by the Battery Company. The debentures are convertible into common stock of Ener1 at an initial conversion price of $1.25 per share. As part of the transaction, the Company issued warrants with a ten-year term to purchase a total of 16,000,000 common shares at an initial price of $2.51 per share. Proceeds from the sale were used to pay expenses of the sale and repay debt, including $1,040,817 owed to related parties. Direct costs associated with the debentures of approximately $1,473,000, including $1,200,000 of investment banking fees, were incurred.

Accounting Principles Board Opinion No. 14, entitled “Accounting for Convertible Debt Issued with Stock Purchase Warrants,” provides that the portion of the proceeds from debt securities issued with detachable stock purchase warrants that is allocable to the warrants should be accounted for as paid-in capital. The allocation should be based on the relative fair values of the two securities at time of issuance. Any resulting discount or premium on the debt securities should be accounted for as such. In addition, Emerging Issues Task Force Release Nos. 98-5 and 00-27 state that any embedded beneficial conversion features present in convertible securities should be valued separately at issuance. The embedded beneficial conversion feature should be recognized and measured by allocating a portion of the proceeds equal to the intrinsic value of that feature to additional paid-in capital. That amount should be calculated at the commitment date as the difference between the effective conversion price and the fair value of the common stock or other securities into which the security is convertible, multiplied by the number of shares into which the security is convertible. The Emerging Issues Task Force observed that in certain circumstances, the intrinsic value of the beneficial conversion feature may be greater than the proceeds allocated to the convertible instrument. In those situations, the amount of the discount assigned to the beneficial conversion feature is limited to the amount of the proceeds allocated to the convertible instrument. For convertible instruments that have a stated redemption date (such as debt and mandatorily redeemable preferred stock) the discount resulting from recording a beneficial conversion option should be accreted from the date of issuance to the stated redemption date of the convertible instrument. In the event of early conversion or default, the remaining discount would be recognized as interest expense during the period in which such early conversion or default occurs.

In applying the provisions of the above pronouncements, the Company has recorded a discount on the convertible debentures in the amount of $20,000,000. This discount is being accreted to interest expense using the interest method over the life of the debentures (five years). As the effective interest rate, which is determined by dividing the actual interest rate on the convertible debentures by the discounted debt amount, approaches infinity, the interest expense to be recorded approximates the future cash payments. Total interest expense on the debentures for the three and nine months ended September 30, 2004 was $356,697 and $817,909 respectively. Interest expense recorded related to the accretion of the discount for the three and nine months ended September 30, 2004 was $300,000. The discount on the convertible debentures as of September 30, 2004 was $19,700,000, after early conversion of $300,000 of debentures.

Interest expense related to the accretion of the discount for the calendar years ending after December 31, 2003 is expected to be as follows and would be accelerated upon early conversion or default of the instrument:

Year ended December 31, 2004	$300,000	(Actual)
Year ended December 31, 2005	$0
Year ended December 31, 2006	$0
Year ended December 31, 2007	$0
Year ended December 31, 2008	$0
Year ended December 31, 2009	$19,700,000

Subject to the conditions and limitations specifically provided in the Securities Purchase Agreement under which the debentures were sold, the holders of the debentures have the right to convert, at any time and from time to time after the issue date, all or any part of the outstanding and unpaid principal amount of the debentures into shares of the common stock of the Company. During the three months ended September 30, 2004, $300,000 in principal amount of the debentures was converted into common stock of the Company at the conversion price of $1.25 per share in accordance with the terms and conditions of the debenture. The discount associated with the conversion of $300,000 of principal was $300,000 and was recognized as interest expense in accordance with generally accepted accounting principles.

Under the terms of the debentures interest is due quarterly. The interest rate was to remain at 5% if the Company achieved certain milestones set forth in the debentures by July 19, 2004. The Company did not achieve these milestones and, as a result, the interest rate charged on the debentures was increased to 7.5%, effective July 19, 2004. . If the Company does not achieve certain milestones by January 21, 2005, the interest rate increases to 15%.

Notwithstanding the financial statement presentation required by the above pronouncements, the Company remains legally obligated to repay the aggregate principal amount of the outstanding debentures plus all accrued interest thereon at the rate(s) set forth in the debentures. As of September 30, 2004, $19,700,000 in aggregate principal amount of the debentures was outstanding. The principal amount of any debentures that are converted to common stock of the Company pursuant to the terms of the debentures shall not be deemed outstanding immediately following such conversion.

10.     ITOCHU CORPORATION INVESTMENT AND INVESTMENT IN ENERSTRUCT

On July 25, 2003, the Company entered into a Subscription and Investment Agreement with ITOCHU Corporation, under which the Company issued 14,000,000 shares of its common stock in a private sale to ITOCHU Corporation at a price of $0.25 per share, for an aggregate purchase price of $3.5 million. In addition, the Company granted options to ITOCHU to increase its ownership of common stock. In January 2004, ITOCHU exercised options to purchase 1,500,000 shares for $1,050,000. During the period from January 25, 2004 through January 31, 2005, ITOCHU has the option to purchase up to an additional 9,346,396 shares of common stock for $4.00 per share.

Using the proceeds of the ITOCHU investment, the Company invested $2,003,339 in a new Japanese company called EnerStruct, Inc. (“EnerStruct”), in exchange for a 49% ownership interest in EnerStruct. ITOCHU owns the remaining 51% of EnerStruct, for which it invested $1,100,000 plus equipment totaling approximately $500,000. At September 30, 2004, the Company’s original investment in EnerStruct was reduced by approximately $654,000, which represents the Company’s share of EnerStruct’s losses through that date.

In connection with the foregoing activities, the Company and the Battery Company have entered into a license agreement with ITOCHU and EnerStruct and agreed to provide EnerStruct with an exclusive license (for Japan only) subsequently converted to non-exclusive to use the technologies covered by two of the Battery Company’s pending patent applications. ITOCHU has also licensed to EnerStruct, on an exclusive basis, several of its patents relating to its lithium battery technologies.

Summarized financial information for EnerStruct is as follows as of September 30, 2004, and for the period from inception through September 30, 2004:

Cash	$1,673,000
Total assets	$2,014,000
Total liabilities	$21,000
Net loss	$(1,334,000)

11.     RELATED PARTY TRANSACTIONS:

During the nine months ended September 30, 2003, the Company leased a portion of its office facilities from Ener1 Group. The Company also shared common facilities, personnel and other resources with Ener1 Group. Allocation of expenses has been made between these parties utilizing systematic methods. The net expense allocated to the Company for the three and nine months ended September 30, 2003, aggregated approximately $86,062 and $491,158. During the nine and three months ended September 30, 2003 allocations and advances (including the allocations of expenses above) aggregated approximately $3,394,000 and $586,000, respectively, of which approximately $909,000 was converted to capital in 2003. There was no expense allocated to the Company for shared resources during the nine months ended September 30, 2004 as the Company leased its own office space in January 2004 and no longer shares personnel and other resources with Ener1 Group.

Ener1 Group and its subsidiaries have from time to time used various services and employees of the Company. The Company billed Ener1 Group and its subsidiaries for the actual cost of these services and employees. Similarly, the Company has from time to time used various services and employees of Ener1 Group and its subsidiaries and Ener1 Group has billed the Company for the actual cost of these services and employees. During the three and nine months ended September 30, 2004, Ener1 Group and its subsidiaries billed the Company $49,697 and $102,697 respectively and the Company billed Ener1 Group and its subsidiaries $77,451 and $165,452 respectively, in each case for services and employees of the other party. As of September 30, 2004, the net balance due to the Company from Ener1 Group and its subsidiaries was $62,754.

The Company, its wholly owned subsidiary, Ener1 Acquisition Corp. (“Acquisition”), and Splinex Technology, Inc. (“Splinex”) have entered into an Agreement and plan of merger dated as of June 9, 2004, and amended as of October 13, 2004, providing for the merger of Acquisition with and into Splinex. Upon closing, the Company will receive 5,000,000 shares of Splinex common stock, which will represent 5% of the outstanding shares of Splinex common stock, and, in accordance with the Agreement and plan of Merger, will declare a dividend to distribute these shares to the Company’s shareholders. Closing of the merger is subject to the satisfaction of certain conditions, including, among others, the effectiveness of the registration statement on Form S-1 filed on June 24, 2004 by Splinex with the Securities and Exchange Commission to register the dividend by the Company of the shares of Splinex common stock to be issued in the merger.

In accordance with the First Amendment to the Agreement And Plan Of Merger, the Company agreed to pay up to $150,000 of expenses incurred in connection with the Registration Statement filed by Splinex to register the dividend by the Compnay of the shares of Splinex common stock issued in the merger. These amounts are included in other assets.

Splinex, a Delaware corporation, is a development-stage company formed in February 2004. It is currently a private company, and all of its outstanding shares are held by one stockholder, Splinex, LLC. Splinex is developing multi-dimensional graphics visualization products, including three-dimensional graphics products, related compression and signal processing utilities and discrete software modules that enable the user to accurately and rapidly manipulate highly complex, visually rich, multi-dimensional digital content.

Two of the Company’s directors, Dr. Peter Novak and Mike Zoi, collectively beneficially own 75% of the outstanding common stock of Ener1 Group, Inc., which owns approximately 88% of the outstanding common stock of the Company. Novak and Zoi also beneficially own an aggregate of 25% of the voting membership interests (and an aggregate of 25.5% of the economic membership interests) of Splinex, LLC, which currently holds all of the outstanding common stock of Splinex and will hold 95% of the outstanding common stock of Splinex following the merger. The remaining membership interests of Splinex, LLC are held by Mikhail Zingarevich (a director of Splinex and the brother of Boris Zingarevich, a 25% shareholder of Ener1 Group), who beneficially owns 12.75% of the economic membership interests (and 12.5% of the voting membership interests) of Splinex, LLC and Alexander Malovik, who beneficially owns 50% of the voting membership interests (and 49% of the economic membership interests) of Splinex, LLC.

Two of the Company’s directors, Kevin P. Fitzgerald and Peter Novak, are also directors of Splinex. Dr. Novak was also the President of Splinex from its inception February 7, 2004 to August 31, 2004.

12.     COMMITMENTS AND CONTINGENCIES

Litigation

The Company receives communications from time to time alleging various claims against the Company and its subsidiaries. These claims include, but are not limited to, allegations that certain of the Company’s products infringe the proprietary rights of other third parties. The Company cannot predict the outcome of any such claims or the effect of any such claims on its operating results, financial condition, or cash flows.

The Company was named as a co-defendant in an action brought in the United States District Court for the District of Massachusetts on September 24, 1999 by NEC Technologies, Inc. (“NEC”). The suit alleges that the Company supplied modem hardware to NEC, which was combined by NEC with software supplied by another co-defendant, Ring Zero Systems, Inc. (“Ring Zero”).

NEC was subsequently sued for patent infringement by PhoneTel Communications, Inc. (“PhoneTel”), allegedly as a result of NEC’s combination of modem hardware and software supplied by the vendors of its personal computer products. NEC alleges that the Company and Ring Zero are obligated to indemnify NEC for NEC’s costs of defense and settlement of the PhoneTel suit, in the amount of $327,000. This action was dismissed without prejudice on April 25, 2000; however, the reason for the dismissal was procedural. While it is possible that NEC might attempt to refile this action in an appropriate jurisdiction in the future, NEC has not taken any such action against the Company to date. The Company cannot predict at this time whether any future claim brought by NEC would have a material adverse effect on its operating results, financial condition, or cash flows.

The Company and its Boca Global, Inc. subsidiary (“Boca Global”) were named as co-defendants in an action brought in the United States District Court for the District of South Dakota, by Gateway, Inc. (“Gateway”). Global Village, Inc. had contracted to supply its FaxWorks software to be bundled with Gateway personal computers. Gateway’s complaint against the Company and Boca Global alleged that either or both of the Company and Boca Global assumed the liabilities of Global Village, Inc. with respect to the FaxWorks product. Gateway sought indemnification for payment in the amount of approximately $5 million, which it claims to have paid to settle patent infringement litigation brought by PhoneTel. In addition to the Company and Boca Global, another unrelated co-defendant was named as a party to the action. On January 19, 2001, a motion to dismiss was granted with respect to the Company. On March 20, 2004, the Court dismissed, without prejudice, the action against Boca Global and the other co-defendant, for failure of Gateway to prosecute. Gateway subsequently refiled its complaint against Boca Global and the Company and, in addition to the claims described above, alleged in the alternative that the Company was in breach of a settlement agreement under which the Company had purportedly agreed to pay Gateway $50,000, only $5,000 of which had been paid. On May 13, 2004, the Company and Gateway settled all claims against the Company and Boca Global for payment of $45,000 by the Company to Gateway.

Lease Commitments

In January 2004, the Company entered into a six-year operating lease for office facilities. The lease requires the Company to pay monthly rent of approximately $9,000 in the first year, increasing to approximately $14,000 in the sixth year, plus the Company’s proportionate share of operating costs.

In June 2004, the Company entered into a twelve-month operating lease for office facilities for the Nanotechnology division. The lease requires twelve equal monthly lease payments of approximately $1,860.

Other Commitments

The Battery Company has entered into a Cooperative Research and Development Agreement (“CRADA”) with Battelle, as the operator of Pacific Northwest National Laboratories under a contract with the U.S. Department of Energy, for research and development work involving lithium batteries. The CRADA requires the Battery Company to spend a total of $399,000 for each year of the agreement, which could have a term of up to two years, which is in the form of in-kind contributions.

13. STOCK AND OPTION ISSUANCES DURING THE NINE MONTHS ENDED SEPTEMBER 30, 2004

In January 2004, ITOCHU exercised its options to purchase 1,500,000 shares of the Company’s common stock for $1,050,000. On January 25th, 2004, an unexercised option to purchase 10,961,861 shares of the Company’s common stock expired. During the period from January 25, 2004 through January 31, 2005, ITOCHU has the option to purchase up to 9,346,396 shares of common stock for $4.00 per share.

Effective as of January 1, 2004, pursuant to a consulting agreement with Capital Investment Services, Inc., the Company issued 60,000 shares of common stock at a price of $0.10 per share. The Company recorded $84,000 of compensation expense related to this transaction.

Effective as of January 8th, 2004, pursuant to an Investment Banking Agreement with Thornhill Group, Inc., the Company issued a warrant to Thornhill Group to purchase up to 200,000 shares of common stock at an exercise price of $.10 per share. The Company recorded compensation expense of $324,400 related to these warrants.

Effective May 20, 2004, the Company issued options to purchase 100,000 shares of Common Stock with an exercise price of $0.57 per share to Karl Gruns, as compensation for his services as director, including his services as the sole member of the Audit Committee of the board of directors. Mr. Gruns will also receive options to purchase an additional 50,000 shares of Common Stock to be granted for each year in which he remains on the Board of Directors.

Effective May 18th, 2004, in consideration for services rendered to Enerstruct, Inc. the Company awarded options to purchase 150,000 shares of common stock at an exercise price of $0.50 per share to Mr. Tatsuo Shimizu, for his services as Chief Technical Officer of Enerstruct, and 150,000 shares of common stock at an exercise price of $0.50 per share to Mr. Zenzo Hashimoto, for his services as Chief Research Officer of Enerstruct, Inc.

During the nine months ended September 30, 2004, options to purchase a total of 3,965,000 shares of common stock were granted under the Company’s 2002 Stock Option Plan, no options were terminated or expired, and options to purchase 407,000 options were exercised.

During the Quarter ended September 30, 2004, $300,000 of the Senior Secured Convertible Debentures was converted into 240,000 shares of common stock.

During the nine months ended Septermber 30, 2004, the Company recorded $925,000 of compensation expense for all stock and stock option related transactions.

14. SUBSEQUENT EVENTS

On October 26, 2004, the Company combined its lithium battery assets with those of Delphi Automotive Systems, LLC and Delphi Technologies, Inc. (collectively, “Delphi”) into a newly organized Delaware corporation, EnerDel, Inc. (“EnerDel”). The Company completed the transactions pursuant to, among other documents, a Formation, Subscription and Stockholders’ Agreement (the “Formation Agreement”) by and between the Company and Delphi, dated as of October 20, 2004. Pursuant to the Formation Agreement, the Company received 80.5% of EnerDel’s issued and outstanding shares of common stock in consideration for the contribution by the Company and its subsidiaries of the following assets to EnerDel:

o	$15 million in cash;

o	the right to use certain lithium battery manufacturing-related equipment in Ener1 Battery Company’s Ft. Lauderdale manufacturing facility, along with a nominally-priced purchase option for such equipment, which option is exercisable only upon termination of the security interest granted in favor of the holders of the Debentures;

o	Ener1 Battery’s battery-related intellectual property portfolio, which is licensed Ener1 for non-lithium battery uses under an exclusive, perpetual and royalty-free license; and

o	Ener1 Ukraine’s battery-related intellectual property portfolio, which is licensed to Ener1 for non-lithium battery uses under an exclusive, perpetual and royalty-free license.

In addition, Ener1 Battery agreed to make available to EnerDel space in Ener1 Battery’s building in Fort Lauderdale containing Ener1 Battery's above-described battery manufacturing-related equipment. Ener1 also caused to be licensed to EnerDel certain vapor deposition technology for lithium battery use.

Pursuant to the Formation Agreement, Delphi received:

o	19.5% of EnerDel's issued and outstanding shares of common stock;

o	8,000 shares of EnerDel’s 8.25% Series A Preferred Stock with an aggregate liquidation value of $8 million (the “Series A Preferred Stock”);

o	immediately exercisable warrants with a ten year term to purchase up to 1.75 million shares of the Company's common stock for $0.70 per share; and

o	immediately exercisable warrants with a ten year term to purchase up to 5.25 million shares of the Company's common stock for $1.00 per share.

The EnerDel Series A Preferred Stock is exchangeable, at any time prior to January 31, 2005, at the option of the holder, into up to 6,956,521 shares of Ener1 common stock, based on an exchange rate of 869.5652 shares of our common stock for each share of EnerDel Series A Preferred Stock. The EnerDel Series A Preferred Stock must be redeemed by EnerDel for cash, at the liquidation value plus accrued and unpaid dividends upon certain circumstances (including the completion of an initial public offering of EnerDel’s common stock). If the EnerDel Series A Preferred Stock is not redeemed within four (4) years after issuance, then at the holder’s option, it must be redeemed by EnerDel at the liquidation value plus accrued and unpaid dividends in exchange for cash, an EnerDel promissory note, or a combination of both, at EnerDel’s option, such note to be payable in four equal quarterly installments and bearing interest at 8.25% per annum.

In consideration of the foregoing, Delphi contributed to EnerDel its lithium battery-related manufacturing equipment and its lithium battery-related patent portfolio, which is licensed back to Delphi for non-lithium battery uses under an exclusive, perpetual and royalty-free license. In addition, Delphi entered into an agreement with EnerDel pursuant to which EnerDel subleased those portions of Delphi’s Indianapolis facilities that contain lithium battery operations.

Pursuant to the Registration Rights Agreement dated as of October 20, 2004 by and between the Company and Delphi Automotive, the EnerDel shares of common stock issued in the transaction and the shares of its common stock issuable upon exercise of the EnerDel warrants are subject to demand, piggyback and other registration rights. In addition, pursuant to the Formation Agreement, the Company and Delphi have agreed to provide one another with certain tag-along rights and rights of first refusal in the event either party desires to sell any of its respective EnerDel securities received in the transaction.

In order to finance its contribution of $15 million in cash to EnerDel, the Company entered into a Subscription Agreement as of October 15, 2004, with Cofis Compagnie Fiduciaire S.A., a Swiss trust company (“Cofis”). The securities issued pursuant to the Subscription Agreement are beneficially owned by an affiliate of Ener1 Group, Inc., the Company’s majority shareholder.

As further described in a Current Report on Form 8-K filed with the SEC on October 21, 2004, pursuant to the Subscription Agreement, the Company issued the following securities to Cofis in exchange for an aggregate purchase price of $15 million in cash:

o	150,000 shares of Series B 7% Convertible Preferred Stock, par value $0.01 per share (the "Series B Preferred");

o	a warrant to purchase 4,166,666 shares of common stock at an exercise price of $1.25 per share; and

o	a warrant to purchase 4,166,666 shares of common stock at an exercise price of $1.50 per share.

The Series B Preferred has a liquidation preference of $100.00 per share. Dividends accrue on each share of Series B Preferred at the annual rate of seven percent of the liquidation value and are payable semi-annually, beginning November 1, 2005. Dividends are payable in the form of additional shares of Series B Preferred for the first two years following issuance of the Series B Preferred and in cash thereafter.

If the Company files a registration statement with the SEC to register an offering of Common Stock, the holder of the Series B Preferred shall have the right to convert that number of shares of Series B Preferred equal to up to 50% of the then-unredeemed aggregate liquidation value of said Series B Preferred into Common Stock in order to include such Common Stock in the registration statement. The conversion ratio shall be established by dividing the liquidation value per share of Series B Preferred by the price established for the Common Stock in the offering. These rights to convert the Series B Preferred and to include the Common Stock issued upon conversion in the registration statement are subject to the discretion of the underwriters for the offering.

The Series B Preferred is redeemable by the Company at any time in part or whole at 100% of the liquidation value, plus accrued and unpaid dividends. Any such redemption at Ener1‘s option would only be effected with consent of Debenture holders pursuant to the terms of the documents related to the Debentures. The Series B Preferred is redeemable at the option of the holder once none of the Debentures are outstanding.

Each of the warrants has a term of ten years and may be exercised in whole or in part at any time prior to the expiration of the warrants. The exercise price must be paid in cash. The holder of the warrants may not transfer the warrants without Ener1‘s consent.

Also effective as of October 15, 2004, the Company entered into an agreement with Ener1 Group, Inc., its majority shareholder, under which Ener1 Group agreed to purchase, from time to time, at the Company’s request, up to 30,000 shares of the Series B Preferred at a purchase price of $100.00 per share (or an aggregate purchase price of $3 million), and warrants to purchase up to 833,334 shares of its common stock at an exercise price of $1.25 per share, and warrants to purchase up to 833,334 shares of its common stock at an exercise price of $1.50 per share.

If the Company requires Ener1 Group to purchase all of the Series B Preferred and warrants pursuant to this agreement, it will pay Ener1 Group a fee equal to one third of the aggregate purchase price for the securities purchased specifically by Ener1 Group, in return for Ener1 Group’s assistance in arranging the sales of Series B Preferred.

Item 2. – Management’s Discussion and Analysis of Financial Condition and Results of Operations

         This report on Form 10-QSB contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 23E of the Securities Act of 1934, as amended. These statements relate to the Company’s expectations regarding future events or future financial performance. Any statements contained in this report that are not statements of historical fact may be deemed forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend”, “believe,” “estimate,” “predict,” “potential” or “continue,” or the negative of such terms or other comparable terminology. These statements are only predictions and are subject to a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. The following important factors, in addition to those discussed in our filings with the Securities and Exchange Commission from time to time, and other unforeseen events or circumstances, could affect our future results and could cause those results or other outcomes to differ materially from those expressed or implied in our forward-looking statements: general economic conditions; competition; our ability to control costs; changes within our industries; release of new and upgraded products and services by us or our competitors; development of our sales force; employee retention; legal and regulatory issues; changes in accounting policies or practices; and successful adoption of our products and services.

        All forward-looking statements are based on information available to us on the date of this filing, and we assume no obligation to update such statements. The following discussion should be read in conjunction with our Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB and other filings with the Securities and Exchange Commission and the condensed consolidated financial statements and related notes included in this Quarterly Report.

        On October 18, 2004, in exchange for $15 million, we issued 150,000 shares of our Series B 7% Convertible Preferred Stock, par value $0.01 per share (the “Series B Preferred”), warrants to purchase up to 4,166,666 shares of our common stock at $1.25 per share and warrants to purchase up to 4,166,666 shares of our common stock at $1.50 per share to a Swiss trust company that holds the securities for the benefit of an affiliate of Ener1 Group, our majority shareholder. The terms of these securities are described in our Current Report on Form 8-K filed on October 21, 2004. We used the proceeds of $15 million from the issuance of the Series B Preferred and warrants to purchase 80.5% of the outstanding common stock of EnerDel, Inc., as more fully described below and in Note 14 (Subsequent Events) to the Financial Statements.

        Ener1 Group has agreed to purchase, at our request, at an aggregate purchase price of $3 million, up to 30,000 shares of Series B Preferred Stock, warrants to purchase up to 833,334 shares of our common stock at $1.25 per share and warrants to purchase up to 833,334 shares of our common stock at $1.50 per share. If we require Ener1 Group to purchase these securities, we will pay Ener1 Group a fee equal to one third of the aggregate purchase price for the securities purchased in exchange for Ener1 Group’s assistance in arranging the sales of Series B Preferred.

        On October 20, 2004, we combined certain of our lithium battery assets with those of Delphi Automotive Systems, LLC and Delphi Technologies, Inc. (collectively, “Delphi”) into a newly organized Delaware corporation, EnerDel, Inc. (“EnerDel”). We received 80.5% of EnerDel’s issued and outstanding shares of common stock and Delphi received 19.5%. We contributed $15 million in cash to EnerDel to use as working capital. We also issued warrants to Delphi to purchase up to 1,750,000 shares of our common stock at $0.70 per share and up to 5,250,000 shares of our common stock at $1.00 per share. The EnerDel formation transaction is more fully described in our Current Report on form 8-K filed on October 27, 2004.

Results of Operations

Net Sales. Our net sales for the three-month and nine-month periods ended September 30, 2004, were $0 and $41,000 respectively. These sales were made pursuant to a Small Business Innovative Research contract with the United States Missile Defense Agency. We recorded no sales from continuing operations during the same period in 2003.

Manufacturing Pre-production Costs. During the second quarter of 2004, we began preparing our battery manufacturing plant to begin production, in addition to continuing our research and development activities. A significant portion of resources previously devoted to battery research and development and selling, general and administrative expenses were reallocated to implementing a new manufacturing infrastructure, including new personnel, policies and procedures. Manufacturing pre-production costs for the three and nine months ended September 30, 2004 totaled $532,000 and $1,048,000, respectively.

Research and Development Expenses (“R&D”). R&D for the three and nine month periods ended September 30, 2004 increased by 52% to $576,000 and by 53% to $1,753,000, when compared to the same periods in 2003. These increases were due primarily to increases in salaries, benefits and outside services related to our fuel cell segment and our recently formed nanotechnology subsidiary, slightly offset by decreases in battery related research and development

Selling, General and Administrative Expenses (“SG&A”). SG&A for the three and nine month periods ended September 30, 2004 decreased by 7% to $1,430,000 and increased by 78% to $5,596,000, respectively, when compared to the same periods in 2003. The increase in SG&A for the nine month period ended September 30 was due primarily to increases in: salaries, wages and benefits; relocation fees; professional fees; and investor relations expenses. Expenses for rents, insurance, and general administrative expenses also increased.

Liquidity and Capital Resources

        As of December 31, 2003, we had a working capital deficit of $7.4 million. During the nine months ended September 30, 2004, our working capital increased by $9.4 million, resulting in positive working capital of $2.0 million as of September 30, 2004. This increase in working capital was primarily due to an increase in cash and a decrease in current debt and liabilities, as a result of the sale and partial use of proceeds to repay debt, in January 2004, of $20.0 million in aggregate principal amount of our senior secured convertible debentures due 2009 and the purchase by ITOCHU Corporation in January, 2004 of 1,500,000 shares of our common stock for net proceeds of $1,050,000. See Note 9 of the “Notes to Condensed Consolidated Financial Statements” for an explanation of the accounting treatment of the debenture financing.

        During the nine month period ended September 30, 2004, we expended $1,322,000 for capital equipment, of which: $480,753 was for manufacturing equipment for our battery manufacturing plant; $195,680 was for administrative equipment, primarily computing equipment; $472,850 was for research and development equipment; and $173,000 was for two vehicles.

        We will require additional capital to support our activities through September 30, 2005. We intend to seek additional financing as required, which may take the form of equity or debt. We cannot assure you that any such required capital will be available on terms acceptable to us, if at all.

Critical Accounting Policies

        The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the period reported. The following accounting policies involve a “critical accounting estimate” because they are particularly dependent on estimates and assumptions made by management about matters that are highly uncertain at the time the accounting estimates are made. In addition, while we have used our best estimates based on facts and circumstances available to us at the time, different estimates reasonably could have been used in the current period. Changes in the accounting estimates we used are reasonably likely to occur from period to period which may have a material impact on the presentation of our financial condition and results of operations. We review these estimates and assumptions periodically and reflect the effects of revisions in the period that they are determined to be necessary.

Accounting for employee stock options

        As permitted under Statement of Financial Accounting Standard No. 123, “Accounting for Stock-Based Compensation,” (“SFAS No. 123”) we account for employee stock options in accordance with Accounting Principles Board Opinion No. 25 (“APB No. 25”), “Accounting for Stock Issued to Employees.” Under APB No. 25, we recognize compensation cost based on the intrinsic value of the equity instrument awarded as determined at the measurement date. We disclose the required pro forma information in the notes to our consolidated financial statements as if the fair value method prescribed by SFAS No. 123 had been applied.

Consolidation of 49% Subsidiary (EnerLook Solutions Inc.)

When formed in February 2002, EnerLook Healthcare Solutions, Inc. (“EnerLook”) was our 51% subsidiary. In early 2003, EnerLook issued (i) 333,333 shares of common stock to Solution Investment Group, LLC in exchange for $250,000 and (ii) 125,000 shares of common stock to an EnerLook employee, reducing our ownership to approximately 49%. Ener1 Group owns approximately 42% of the outstanding common stock of EnerLook. Since EnerLook was formed, we have consolidated EnerLook’s results of operations and its balance sheet as part of our consolidated financial statements. Ownership of a subsidiary below 51% is typically recorded under the equity method of accounting, rather than consolidating the subsidiary’s results of operations with a parent company owning less than 51% of the subsidiary, as it is presumed that the parent company does not control the subsidiary. We have elected to continue consolidating this subsidiary as part of its financial statements because we and Ener1 Group are related parties that exercise substantial control over the activities of EnerLook and own an aggregate of approximately 91% of EnerLook’s outstanding common stock. Management believes that the reduction in its ownership percentage of EnerLook’s common stock from 51% to approximately 49% does not materially reduce the control we exercise over EnerLook’s operations.

In the second quarter of 2003, we transferred certain assets of our Digital Media Division to EnerLook in order to consolidate our set top box business, which delivers interactive information and entertainment systems and services to customers in vertical markets such as hospitality and healthcare. As part of this restructuring, we transferred net assets in the amount of approximately $1.0 million to EnerLook, resulting in an intercompany receivable from EnerLook in the amount of $1.0 million.

Effective December 15, 2003, EnerLook’s operations were deemed to be discontinued operations, and on that date we conveyed operating control of this segment to TVR Communications, LLC, a third party. We, EnerLook, Ener1 Group and TVR Communications, LLC entered into an Asset Purchase Agreement dated as of June 30, 2004, providing for the sale of substantially all of EnerLook’s assets to TVR Communications, LLC, in exchange for a 5% membership interest in TVR Communications, LLC. The asset sale is expected to close in November, 2004, subject to satisfaction of certain conditions..

Item 3. – Controls and Procedures

        We maintain disclosure controls and procedures that are designed to ensure that information required to be disclosed in our reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, as appropriate, to allow for timely decisions regarding required disclosure. In designing and evaluating the disclosure controls and procedures, management recognized that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives, and management is required to apply its judgment in evaluating the cost-benefit relationship of possible controls and procedures.

                As of September 30, 2004, we carried out an evaluation, under the supervision and with the participation of our management, including our Chief Executive Officer and our Chief Financial Officer, of the effectiveness of the design and operation of our disclosure controls and procedures. Based on the foregoing, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures were effective and were operating at the reasonable assurance level.

        There have been no changes in our internal control over financial reporting during our most recent fiscal quarter that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

PART II. OTHER INFORMATION

         Item 1. – Legal Proceedings

We receive communications from time to time alleging various claims against us and our subsidiaries. These claims include, but are not limited to, allegations that certain of our products infringe the patent rights of other third parties. We cannot predict the outcome of any such claims or the effect of any such claims on our operating results, financial condition, or cash flows. We were named as a co-defendant in an action brought in the United States District Court for the District of Massachusetts on September 24, 1999 by NEC Technologies, Inc. (“NEC”). The suit alleges that we supplied modem hardware to NEC, which was combined by NEC with software supplied by another co-defendant, Ring Zero Systems, Inc. (“Ring Zero”).

NEC was subsequently sued for patent infringement by PhoneTel Communications, Inc. (“PhoneTel”), allegedly as a result of NEC’s combination of modem hardware and software supplied by the vendors of its personal computer products. NEC alleges that we and Ring Zero are obligated to indemnify NEC for NEC’s costs of defense and settlement of the PhoneTel suit, in the amount of $327,000. This action was dismissed without prejudice on April 25, 2000; however, the reason for the dismissal was procedural. While it is possible that NEC might attempt to refile this action in an appropriate jurisdiction in the future, NEC has not taken any such action against us to date. We cannot predict at this time whether any future claim brought by NEC would have a material adverse effect on our operating results, financial condition, or cash flows.

We and our Boca Global, Inc. subsidiary ("Boca Global") were named as co-defendants in an action brought in the United States District Court for the District of South Dakota, by Gateway, Inc. (“Gateway”). Global Village, Inc. had contracted to supply its FaxWorks software to be bundled with Gateway personal computers. Gateway's complaint against us and Boca Global alleged that either or both of us and Boca Global assumed the liabilities of Global Village, Inc. with respect to the FaxWorks product. Gateway sought indemnification for payment in the amount of approximately $5 million, which it claims to have paid to settle patent infringement litigation brought by PhoneTel. In addition to us and Boca Global, another unrelated co-defendant was named as a party to the action. On January 19, 2001, a motion to dismiss was granted with respect to us. On March 20, 2004, the Court dismissed, without prejudice, the action against Boca Global and the other co-defendant, for failure of Gateway to prosecute. Gateway subsequently refiled its complaint against Boca Global and us and, in addition to the claims described above, alleged in the alternative that we were in breach of a settlement agreement under which we had agreed to pay Gateway $50,000, only $5,000 of which had been paid. On May 13, 2004, we and Gateway settled all claims against us and Boca Global for payment of $45,000 by us to Gateway.

         Item 6. – Exhibits

3.1	Amended and Restated Articles of Incorporation of the Registrant, dated February 12, 1993, incorporated by reference to Exhibit 3(i) to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2000.

3.2	Articles of Amendment to Amended and Restated Articles of Incorporation, dated March 11, 2002, incorporated by reference to Exhibit 3.2 of our Annual Report on Form 10-K for the year ended December 31, 2001.

3.3	Articles of Amendment to Amended and Restated Articles of Incorporation, dated October 21, 2002, incorporated by reference to Exhibit 3.1 of our current report on Form 8-K dated October 28, 2002.

3.4	Bylaws of the Registrant, incorporated by reference to Exhibit 3.4 of our Registration Statement on Form SB-2 filed with the Securities and the Exchange Commission on February 13, 2004 (SEC File No. 333-112837).

3.5	Articles of Amendment to Amended and Restated Articles of Incorporation, dated October 18, 2004.

4.1	Form of 5% Senior Secured Convertible Debenture incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K dated January 21, 2004.

4.2	Form of Warrant to Purchase Common Stock incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K dated January 21, 2004.

4.3	Registration Rights Agreement, dated as of January 16, 2004, by and among the Registrant the entities whose names appear on the signature pages thereof incorporated by reference to Exhibit 4.3 to our Current Report on Form 8-K dated January 21, 2004.

4.4	Form of Warrant to Purchase Common Stock of Ener1, dated October 20, 2004 Issued to Delphi Automotive Systems, LLC.

4.5	Registration Rights Agreement by and between Ener1 and Delphi Automotive Systems LLC, Form of Warrant to Purchase Common Stock of Ener1, dated October 20, 2004

4.6	Certificate of Designation of Non-Voting, Cumulative and Redeemable Series A Preferred Stock of EnerDel, Inc., dated October 20, 2004.

10.1	Formation, Subscription and Stockholders' Agreement of EnerDel, Inc., dated as of October 20, 2004, by and between Delphi Automotive Systems, LLC and the Registrant, incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K dated October 26, 2004.

10.2	Subscription Agreement, dated as of October 15, 2004, between the Registrant and Cofis Compagnie Fiduciaire S.A.

10.3	First Amendment, dated as of October 7, 2004, to Agreement and Plan of Merger, dated as of June 9, 2004 by and among Ener1, Inc., Ener1 Acquisition Corp. and Splinex Technology Inc..

31.1	Certification of Principal Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

31.2	Certification of Principal Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

32.1	Certification of Principal Executive Officer pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

32.2	Certification of Principal Financial Officer pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

ENER1, INC. AND SUBSIDIARIES

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 4, 2005	ENER1, INC. BY: /S/ Kevin Fitzgerald —————————————— Kevin Fitzgerald Chief Executive Officer (Principal Executive Officer)

Dated: January 4, 2005	ENER1, INC. BY: /S/ Randall N. Paulfus —————————————— Randall N. Paulfus Chief Financial Officer (Principal Financial and Accounting Officer)

Articles of Amendment
to the Articles of Incorporation
of
Ener1, Inc.

Certificate of Designations
of Series B Preferred Stock
of
Ener1, Inc.

(Pursuant to Section 607.0602 of the
Florida Business Corporation Act)

Series B Convertible Preferred Stock.

    1.        Designation. The designation of this class of Preferred Stock is “Series B Convertible Preferred Stock” (hereinafter, the “Series B Preferred”). The number of shares constituting the Series B Preferred shall be 180,000 shares, with a liquidation value of $100.00 per share (the “Liquidation Value”).

    2.        Rank. The Series B Preferred shall rank: (i) junior to any other class or series of capital stock of the Corporation hereafter created specifically ranking by its terms senior to the Series B Preferred; (ii) senior to the Corporation’s common stock, $.01 par value per share (the “Common Stock”); (iii) senior to any class or series of capital stock of the Corporation hereafter created not specifically ranking by its terms senior to the Series B Preferred (collectively, with the Common Stock, the “Junior Securities”); and (iv) pari passu with any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms on parity with the Series B Preferred, in each case as to distribution of assets of the Corporation upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (“Parity Securities”).

    3.        Dividends.

(a) Dividends shall be payable, to the extent allowed by applicable law and available, on the shares of outstanding Series B Preferred as follows:

(i) Semi-annually, in arrears, on November 1 of each year during which the Series B Preferred shall be outstanding beginning November 1, 2005;

    (ii)               For the first two years after issuance of the Series B Preferred, payment-in-kind, in the form of additional shares of Series B Preferred, at the rate of Seven Percent (7%) of the Liquidation Value.

(iii) Thereafter, in the form of cash at the rate of Seven Percent (7%) of the Liquidation Value.

(iv) In the event that any dividends are not paid because not legally allowable or not available, said dividends shall cumulate.

    (b)               Dividends payable under this Section 3 shall be paid to the holders of record of the outstanding Series B Preferred as their names shall appear on the stock register of the Corporation on the record date fixed by the Board of Directors in advance of declaration and payment of each dividend.

    4.        Voting. The Series B Preferred shall have no voting rights, except as required by law.

    5.        Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of the Series B Preferred Stock shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Liquidation Value of all such Series B Preferred Stock outstanding on the date of such liquidation, dissolution or winding up, and the holders of Series B Preferred Stock shall not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Corporation, the Corporation’s assets (or proceeds thereof) to be distributed among the holders of the Series B Preferred Stock and any Parity Securities are insufficient to permit payment in full to such holders of the aggregate amount which they are entitled to be paid, then the entire assets to be distributed shall be distributed ratably among such holders based upon, in the case of holders of the Series B Preferred Stock, the aggregate Liquidation Value of the Series B Preferred Stock held by each such holder on the date of such liquidation, dissolution or winding up and, in the case of holders of any Parity Securities, the liquidation preference and accumulated and unpaid dividends which they are entitled to pursuant to such Parity Securities. The Corporation shall mail written notice of such liquidation, dissolution or winding up, not less than 10 days prior to the payment date statement therein, to each record holder of Series B Preferred Stock. Neither the consolidation or merger of the Corporation into or with any other Person or Persons, nor the reduction of the capital stock of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 5.

    6.        Conversion and Registration Rights. In the event that the Corporation shall file a registration statement with the U.S. Securities and Exchange Commission subsequent to the issuance of the Series B Preferred hereunder, the holder shall have the right to convert that number of Series B Preferred Stock equal to up to 50% of the then unredeemed aggregate Liquidation Value of said Series B Preferred Stock into Common Stock of the Corporation, solely for the purpose of including said Common Stock in said registration and selling said Common Stock in the offering for which said registration is filed. The conversion ratio shall be established by dividing the Liquidation Value per share of Series B Preferred by the Common Stock price established for the Corporation’s Common Stock in the offering. Said rights of conversion and registration shall be subject to the discretion of the underwriters as to the inclusion of said Common Stock in said offering and to the effectiveness of said registration statement.

    7.        Redemption. The Series B Preferred shall be redeemable by the Corporation at any time in part or whole at 100% of the Liquidation Value, plus accrued and unpaid dividends. The Series B Preferred shall also redeemable at the option of the holder thereof once 100% of the Corporation’s 5% senior secured debentures due January 20, 2009 are liquidated through conversion, mandatory conversion, repurchase or payment by the Corporation. If such liquidation occurs in full before January 20, 2009, redemption shall be in twenty-four (24) equal monthly installments beginning thirty (30) days from the date of the Coporation’s receipt of notice from the holder, and continuing monthly thereafter. If such liquidation occurs on January 20,.2009, the redemption shall be in twelve (12) equal monthly installments, the first payment beginning thirty (30) days from January 20, 2009 and continuing monthly thereafter. In each case, said liquidation payments shall include all accrued and unpaid dividends. The Corporation shall notify the holder of the Series B Preferred Stock of the occurance of the liquidation.

    8.        Protective Provisions. For so long as any of the Series B Preferred remains outstanding, the consent of the holder of the Series B Preferred will be required for any amendment or change of the rights, preferences, privileges or powers of Series B Preferred or the issuance of any other series of preferred stock of the Corporation which is senior to Series B Preferred.

    9.        Identical Rights. Each share of Series B Preferred shall have the same relative rights and preferences as, and shall be identical in all respects with, all other shares of the Series B Preferred.

    10.        Certificates. So long as any shares of the Series B Preferred are outstanding, there shall be set forth on the face or back of each stock certificate issued by the Corporation a statement that the Corporation shall furnish without charge to each shareholder who so requests, a full statement of the designation and relative rights, preferences and limitations of each class of stock or series thereof that the Corporation is authorized to issue and of the authority of the Board of Directors to designate and fix the relative rights, preferences and limitations of each series.

The foregoing Amendment was adopted by the Board of Directors of the Corporation acting by written consent dated October 13, 2004, pursuant to Sections 607.0821 and 607.0602 of the Florida Business Corporation Act. Therefore, the number of votes cast for the Amendment to the Corporation's Articles of Incorporation was Sufficient for approval.

        IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation this 15th day of October, 2004.

Exhibit 3.5

ENER1, INC. BY: /S/ Ronald N. Stewart —————————————— Ronald N. Stewart Executive Vice President, General Counsel and Secretary

Exhibit 4.4

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS SHALL BE EFFECTIVE WITH RESPECT THERETO, OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER, SALE OR TRANSFER. SUBJECT TO COMPLIANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY BE PLEDGED OR HYPOTHECATED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THIS WARRANT OR ANY OF THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT.

WARRANT TO PURCHASE COMMON STOCK
OF
ENER1, INC.

Issue Date: October 20, 2004
Warrant No. ____

        THIS CERTIFIES that DELPHI AUTOMOTIVE SYSTEMS, LLC, a Delaware limited liability company, or any subsequent holder hereof (the “Holder”), has the right to purchase from ENER1, INC., a Florida corporation (the “Company”), up to seven million (7,000,000) fully paid and non-assessable shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), subject to adjustment as provided herein, at a price per share equal to the Exercise Price (as defined below), at any time beginning on the date on which this Warrant is issued (the “Issue Date”) and ending at 5:00 p.m., Eastern Time, on the date that is the seventh (7th) anniversary of the Issue Date (the “Expiration Date”). This Warrant is issued pursuant to a Securities Purchase Agreement, dated as of October 20, 2004 (the “Securities Purchase Agreement”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Securities Purchase Agreement.

    1.        Exercise:

    A.        Right to Exercise; Exercise Price. The Holder shall have the right to exercise this Warrant at any time and from time to time during the period beginning on the Issue Date and ending on the Expiration Date as to all or any part of the shares of Common Stock covered hereby (the “Warrant Shares”). The “Exercise Price” for each Warrant Share purchased by the Holder upon the exercise of this Warrant shall be equal to $.70 for the first 1,750,000 shares and $1.00 for the remaining 5,250,000 shares, subject to adjustment separately in each case for the events specified in Paragraph 6 below.

    B.        Exercise Notice. In order to exercise this Warrant, the Holder shall send by facsimile transmission, at any time prior to 5:00 p.m., Eastern Time, on the Business Day on which the Holder wishes to effect such exercise (the “Exercise Date”), to the Company an executed copy of the notice of exercise in the form attached hereto as Exhibit A (the “Exercise Notice”), the original Warrant and the Exercise Price. The Exercise Notice shall also state the name or names (with address) in which the shares of Common Stock that are issuable on such exercise shall be issued. If shares are to be issued in the name of a person other than the Holder, the Holder will pay all transfer taxes payable with respect thereto. In the case of a dispute as to the calculation of the Exercise Price or the number of Warrant Shares issuable hereunder (including, without limitation, the calculation of any adjustment pursuant to Paragraph 6 below), the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and shall submit the disputed calculations to a certified public accounting firm of national recognition (other than the Company’s independent accountants) within two (2) Business Days following the date on which the Exercise Notice is delivered to the Company. The Company shall cause such accountant to calculate the Exercise Price and/or the number of Warrant Shares issuable hereunder and to notify the Company and the Holder of the results in writing no later than three (3) Business Days following the day on which such accountant received the disputed calculations (the “Dispute Procedure”). Such accountant’s calculation shall be deemed conclusive absent manifest error. The fees of any such accountant shall be borne by the party whose calculations were most at variance with those of such accountant.

    C.        Holder of Record. The Holder shall, for all purposes, be deemed to have become the holder of record of the Warrant Shares specified in an Exercise Notice on the Exercise Date specified therein, irrespective of the date of delivery of such Warrant Shares. Except as specifically provided herein, nothing in this Warrant shall be construed as conferring upon the Holder hereof any rights as a stockholder of the Company prior to the Exercise Date.

    D.        Cancellation of Warrant. This Warrant shall be canceled upon its exercise and, if this Warrant is exercised in part, the Company shall, at the time that it delivers Warrant Shares to the Holder pursuant to such exercise as provided herein, issue a new warrant, and deliver to the Holder a certificate representing such new warrant, with terms identical in all respects to this Warrant (except that such new warrant shall be exercisable into the number of shares of Common Stock with respect to which this Warrant shall remain unexercised and if it has been exercised into at least 1,750,000 shares, the “Exercise Price” of the new Warrant shall be $1.00); provided, however, that the Holder shall be entitled to exercise all or any portion of such new warrant at any time following the time at which this Warrant is exercised, regardless of whether the Company has actually issued such new warrant or delivered to the Holder a certificate therefore.

    2.        Delivery of Warrant Shares Upon Exercise. Upon receipt of an Exercise Notice pursuant to Paragraph 1 above, the Company shall: (i) no later than the close of business on the later to occur of: (a) the third (3rd) Business Day following the Exercise Date set forth in such Exercise Notice; and (b) such later date on which the Company shall have received payment of the Exercise Price and the taxes specified in Paragraph 1B above, if any, are paid in full; and (ii) with respect to Warrant Shares that are the subject of a Dispute Procedure, the close of business on the third (3rd) Business Day following the determination made pursuant to Paragraph 1B (each of the dates specified in (i) or (ii) being referred to as a “Delivery Date”), issue and deliver or cause to be delivered to the Holder the number of Warrant Shares as shall be determined as provided herein. The Company shall effect delivery of Warrant Shares to the Holder by, as long as the Transfer Agent participates in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program (“FAST”), crediting the account of the Holder or its nominee at DTC (as specified in the applicable Exercise Notice) with the number of Warrant Shares required to be delivered, no later than the close of business on such Delivery Date. In the event that the Transfer Agent is not a participant in FAST, or if the Warrant Shares are not otherwise eligible for delivery through FAST, or if the Holder so specifies in an Exercise Notice or otherwise in writing on or before the Exercise Date, the Company shall effect delivery of Warrant Shares by delivering to the Holder or its nominee physical certificates representing such Warrant Shares, no later than the close of business on such Delivery Date.

    3.        Exercise Limitations. In no event shall the Holder be permitted to exercise this Warrant, or part thereof, if, upon such exercise, the number of shares of Common Stock beneficially owned by the Holder (other than shares which would otherwise be deemed beneficially owned except for being subject to a limitation on conversion or exercise analogous to the limitation contained in this Paragraph 3), would exceed 4.99% of the number of shares of Common Stock then issued and outstanding. As used herein, beneficial ownership shall be determined in accordance with Paragraph 13D of the Securities Exchange Act of 1934, as amended, and the rules hereunder. To the extent that the limitation contained in this Paragraph 3 applies, the submission of an Exercise Notice by the Holder shall be deemed to be the Holder’s representation that this Warrant is exercisable pursuant to the terms hereof and the Company shall be entitled to rely on such representation without making any further inquiry as to whether this Paragraph 3 applies. The Company shall have no liability to any person if the Holder’s determination of whether this Warrant is convertible pursuant to the terms hereof is incorrect. Nothing contained herein shall be deemed to restrict the right of a Holder to exercise this Warrant, or part thereof, at such time as such exercise will not violate the provisions of this Paragraph 3. This Paragraph 3 may not be amended unless such amendment is approved by the holders of a majority of the Common Stock then outstanding; provided, however, that the Holder shall have the right, upon thirty (30) days’ prior written notice to the Company, to waive the provisions of this Paragraph 3 in the event that a Major Transaction (as defined below) is announced or occurs.

    4.        Limitation of Selling Warrant Shares. Holder will not sell greater than one million seven hundred fifty thousand (1,750,000) Warrant Shares for a period of three (3) years from the Issue Date.

    5.        Payment of the Exercise Price. The Holder shall pay the Exercise Price in the following manner: in cash at the time of exercise (a “Cash Exercise”).

    6.        Anti-Dilution Adjustments; Distributions; Other Events. The Exercise Price and the number of Warrant Shares issuable hereunder shall be subject to adjustment from time to time as provided in this Paragraph 6. In the event that any adjustment of the Exercise Price or the number of Warrant Shares as required herein results in a fraction of a cent or fraction of a share, as applicable, such Exercise Price or number of Warrant Shares shall be rounded up or down to the nearest cent or share, as applicable.

    A.        Subdivision or Combination of Common Stock. If the Company, at any time after the Issue Date, subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a greater number of shares, then after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company, at any time after the initial issuance of this Warrant, combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionally increased.

    B.        Notice Of Adjustments. Upon the occurrence of each adjustment or readjustment of the Exercise Price resulting in a change in the Exercise Price by more than one percent (1%), or any change in the number or type of stock, securities and/or other property issuable upon exercise of this Warrant, the Company, at its expense, shall promptly compute such adjustment or readjustment or change and prepare and furnish to the Holder a certificate setting forth such adjustment or readjustment or change and showing in detail the facts upon which such adjustment or readjustment or change is based. The Company shall, upon the written request at any time of the Holder, furnish to the Holder a like certificate setting forth: (i) such adjustment or readjustment or change; (ii) the Exercise Price at the time in effect; and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon exercise of this Warrant.

    C.        Major Transactions. In the event of a merger, consolidation, business combination, tender offer, exchange of shares, recapitalization, reorganization, redemption or other similar event, as a result of which shares of Common Stock of the Company shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities or other assets of the Company or another entity or the Company shall sell all or substantially all of its assets (each of the foregoing being a “Major Transaction”), the Company will give the Holder at least thirty (30) days written notice prior to the closing of such Major Transaction; provided, however, that the Company shall publicly disclose the terms of any such Major Transaction on or before the date on which it delivers notice of a Major Transaction to the Holder. Upon the occurrence of a Major Transaction: (i) the Holder shall be permitted to exercise this Warrant in whole or in part at any time prior to the record date for the receipt of such consideration and shall be entitled to receive, for each share of Common Stock issued to Holder for such exercise, the same per share consideration paid to the other holders of Common Stock in connection with such Major Transaction; and (ii) if and to the extent that the Holder retains any portion of this Warrant following such record date, the Company will cause the surviving or, in the event of a sale of assets, purchasing entity, as a condition precedent to such Major Transaction, to assume the obligations of the Company under this Warrant, with such adjustments to the Exercise Price and the securities covered hereby as are deemed appropriate by the Company’s Board of Directors in order to preserve the economic benefits of this Warrant to the Holder.

    D.        Adjustments; Additional Shares, Securities or Assets. In the event that at any time, as a result of an adjustment made pursuant to this Paragraph 6, the Holder of this Warrant shall, upon exercise of this Warrant, become entitled to receive securities or assets (other than Common Stock) then, wherever appropriate, all references herein to shares of Common Stock shall be deemed to refer to and include such shares and/or other securities or assets; and thereafter the number of such shares and/or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this Paragraph 6. Any adjustment made herein other than pursuant to Paragraph 6 hereof that results in a decrease in the Exercise Price shall also effect a proportional increase in the number of shares of Common Stock into which this Warrant is exercisable.

    7.        Fractional Interests. No fractional shares or scrip representing fractional shares shall be issuable upon the exercise of this Warrant, but on exercise of this Warrant, the Holder hereof may purchase only a whole number of shares of Common Stock. If, on exercise of this Warrant, the Holder hereof would be entitled to a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, the Company shall, in lieu of issuing any such fractional share, pay to the Holder an amount in cash equal to the product resulting from multiplying such fraction by the Market Price as of the Exercise Date.

    8.        Transfer of this Warrant. The Holder may sell, transfer, assign, pledge or otherwise dispose of this Warrant, in whole or in part, as long as such sale or other disposition is made pursuant to an effective registration statement or an exemption from the registration requirements of the Securities Act, and applicable state securities laws, and is otherwise made in accordance with the applicable provisions of the Securities Purchase Agreement. Upon such transfer or other disposition, the Holder shall deliver this Warrant to the Company together with a written notice to the Company, substantially in the form of the Transfer Notice attached hereto as Exhibit B (the “Transfer Notice”), indicating the person or persons to whom this Warrant shall be transferred and, if less than all of this Warrant is transferred, the number of Warrant Shares to be covered by the part of this Warrant to be transferred to each such person. Within three (3) Business Days of receiving a Transfer Notice and the original of this Warrant, the Company shall deliver to the each transferee designated by the Holder a Warrant or Warrants of like tenor and terms for the appropriate number of Warrant Shares and, if less than all this Warrant is transferred, shall deliver to the Holder a Warrant for the remaining number of Warrant Shares.

    9.        Benefits of this Warrant. This Warrant shall be for the sole and exclusive benefit of the Holder of this Warrant and nothing in this Warrant shall be construed to confer upon any person other than the Holder of this Warrant any legal or equitable right, remedy or claim hereunder.

    10.        Loss, theft, destruction or mutilation of Warrant. Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnity reasonably satisfactory to the Company, and upon surrender of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

    11.        Notice or Demands. Any notice, demand or request required or permitted to be given by the Company or the Holder pursuant to the terms of this Warrant shall be in writing and shall be deemed delivered: (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day; (ii) on the next Business Day after timely delivery to an overnight courier; and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

If to the Corporation: With a copy to:	Ener1, Inc.
500 West Cypress Creek Road
Suite 100
Fort Lauderdale, Florida 33309
Attn: Kevin P. Fitzgerald
Tel: 954-556-4020
Fax: 954-776-5337

Ener1, Inc.
500 West Cypress Creek Road
Suite 100
Fort Lauderdale, Florida 33309
Attn: General Counsel
Tel: 954-556-4020
Fax: 954-776-3359

and if to the Holder, to such address as shall be designated by the Holder in writing to the Company.

    12.        Taxes:

    A.        The issue of stock certificates on exercises of this Warrant shall be made without charge to the exercising Holder for any tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the Holder of any Warrant exercised, and the Company shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.

    B.        Notwithstanding any other provision of this Warrant or any other Transaction Document, for income tax purposes, any assignee or transferee shall agree that the Company and the Transfer Agent shall be permitted to withhold from any amounts payable to such assignee or transferee any taxes required by law to be withheld from such amounts. Unless exempt from the obligation to do so, each assignee or transferee shall execute and deliver to the Company or the Transfer Agent, as applicable, a properly completed Form W-8 or W-9, indicating that such assignee or transferee is not subject to back-up withholding for United States Federal income tax purposes. Each assignee or transferee that does not deliver such a form pursuant to the preceding sentence shall have the burden of proving to the Company’s reasonable satisfaction that it is exempt from such requirement.

    13.        Applicable Law. This Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the State of Florida applicable to contracts made and to be performed entirely within the State of Florida.

    14.        Amendments. No amendment, modification or other change to, or waiver of any provision of, this Warrant may be made unless such amendment, modification or change is: (i) set forth in writing and is signed by the Company and the Holder.

        IN WITNESS WHEREOF, the Company has duly executed and delivered this Warrant as of the Issue Date.

ENER1, INC. BY: /S/ Kevin P. Fitzgerald —————————————— Kevin P. Fitzgerald Chief Executive Officer

EXHIBIT A

EXERCISE NOTICE

        THE UNDERSIGNED Holder hereby irrevocably exercises the right to purchase of the shares of Common Stock (“Warrant Shares”) of ENER1, INC. evidenced by the attached Warrant (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

    1.        Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

______ a Cash Exercise with respect to _________________ Warrant Shares

    2.        Payment of Exercise Price. Holder shall pay the sum of $________________ to the Company in accordance with the terms of the Warrant.

Date: ______________________	Name of Registered Holder BY: /S/ —————————————— Name: Title:

-Ex A-

EXHIBIT B

TRANSFER NOTICE

        FOR VALUE RECEIVED, the undersigned Holder of the attached Warrant hereby sells, assigns and transfers unto the person or persons named below the right to purchase _____ shares of the Common Stock of ENER1, INC. evidenced by the attached Warrant.

Date: ______________________	Name of Registered Holder BY: /S/ —————————————— Name: Title:

Transferee Name and Address:

-Ex B-

Exhibit 4.5

REGISTRATION RIGHTS AGREEMENT

        THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of October 20, 2004, by and between EnerDel, Inc., a Delaware Company (the “Company”), Delphi Automotive Systems, LLC, a Delaware limited liability company (“Delphi”), and Ener1, Inc. (“Ener1”) (each of Delphi and Ener1 also referred to herein as an “Investor” and collectively as the “Investors”).

        In accordance with the terms and conditions of the Formation, Subscription and Stockholders’ Agreement (the “Formation Agreement”) entered into by the Company and the Investors, of even date herewith, in particular Section 4.5 thereof, this Agreement sets forth certain registration rights of the Investors with respect to common stock owned by them in the Company, namely 80,500,000 shares of the Company’s common stock owned by Ener1 and 19,500,000 shares of the Company’s common stock owned by Delphi.

        In consideration of Investor entering into the Securities Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. DEFINITIONS:

        For purposes of this Agreement, the following terms shall have the meanings specified:

    A.        “Common Stock” means the Company’s $0.01 par value per share common stock.

    B.        “Effective Date” means the date on which the Registration Statement is declared effective by the Securities and Exchange Commission (the “Commission”);

    C.        “Investor” means any person owning or having the right to Registrable Securities, including initially Investor and thereafter any permitted assignee thereof;

    D.        “Registrable Securities” means the shares of Common Stock issued by the Company to the Investors;

    E.        “Registration Deadline” means the one hundred and eightieth (180th) calendar day following the filing of the Registration Statement;

    F.        “Registration Period” has the meaning set forth in Paragraph 2B below; and

    G.        “Registration Statement” means the Registration Statement to be filed hereunder relating to resales of the Registrable Securities.

2. REGISTRATION:

    A.        Registration Statement. Upon the request of the Investors holding a majority of the Common Stock of the Company on or after the Closing Date, the Company shall promptly prepare and file with the Commission a Registration Statement on Form SB-2 as a “shelf” registration statement under Rule 415 under the Securities Act (“Rule 415”) covering the resale of a number of shares of Registrable Securities equal to one hundred percent (100%) of the number of shares of Common Stock held by all Investors on the date of such request (including non-requesting Investors). The Registration Statement shall state, to the extent permitted by Rule 416 under the Securities Act, that it also covers such indeterminate number of shares of Common Stock as may be required to prevent dilution resulting from stock splits, stock dividends or similar events.

    B.        Effectiveness. The Company shall use its reasonable best efforts to cause the Registration Statement to become effective as soon as practicable following the filing thereof, but in no event later than the Registration Deadline. In the event that the Registration Statement fails to be effective by the Registration Deadline, then the Investors may withdraw their request without penalty and re-submit such request at a later date in Investor’s sole discretion. The Company shall respond promptly to any and all comments made by the staff of the Commission on the Registration Statement, and shall submit to the Commission, within two (2) Business Days after the Company learns that no review of the Registration Statement will be made by the staff of the Commission or that the staff of the Commission has no further comments on the Registration Statement, as the case may be, a request for acceleration of the effectiveness of the Registration Statement to a time and date not later than forty-eight (48) hours after the submission of such request. The Company will maintain the effectiveness of the Registration Statement until the earlier to occur of: (i) the date on which all of the Registrable Securities eligible for resale thereunder have been publicly sold pursuant to either the Registration Statement or Rule 144 (other than Registrable Securities held by Investor in the capacity of an “affiliate” of the Company as such term is used in Rule 144(k) promulgated under the Securities Act); and (ii) the date on which all of the Registrable Securities (other than Registrable Securities held by the Investor in the capacity of an “affiliate” of the Company as such term is used in Rule 144(k) promulgated under the Securities Act) remaining to be sold under the Registration Statement (in the reasonable opinion of counsel to the Company) may be immediately sold to the public under Rule 144(k) or any successor provision (the period beginning on the Closing Date and ending on the earlier to occur of (i) or (ii) above being referred to herein as the “Registration Period”).

    C.        Allowed Delay. The Company may delay the disclosure of material non-public information, and suspend the availability of the Registration Statement, for no more than thirty (30) calendar days in any twelve (12) month period, in the event of a proposed merger, reorganization or similar transaction involving the Company, as long as its board of directors: (i) has determined, upon the advice of counsel, that such information would be required to be disclosed in an offering registered under the Securities Act; and (ii) reasonably deems it in the Company’s best interests not to disclose such information publicly (an “Allowed Delay”). In addition, until the Company becomes eligible to file a registration statement on Form S-3, each time the Company files a post-effective amendment to the Registration Statement for the purpose of updating the Registration Statement in connection with the public filing by the Company of any report or other document with the Commission (such post-effective amendment, an “Updating Amendment”), the Company may also suspend the availability of the Registration Statement until such Updating Amendment is declared effective and any such suspension shall also be deemed an Allowed Delay for all purposes under this Agreement as long as such Updating Amendment is filed within five (5) Business Days following the event or circumstance requiring such amendment and the Company promptly responds to any comments made thereon by the staff of the Commission. The Company shall promptly: (i) notify Investor in writing of the existence of material non-public information giving rise to an Allowed Delay (but in no event, without the prior written consent of Investor, shall the Company disclose to Investor any of the facts or circumstances regarding any material non-public information); (ii) advise Investor in writing to cease all sales under the Registration Statement until the termination of the Allowed Delay; and (iii) notify Investor in writing immediately upon the termination or expiration of an Allowed Delay.

    D.        Available Registered Securities. In the event that, at any time on or after the Exercise Date, the number of shares available under the Registration Statement is insufficient to cover one hundred percent (100%) of the Registrable Securities, the Company shall promptly amend the Registration Statement or file a new registration statement, in any event as soon as practicable, but not later than the fifteenth (15th) day following notice from Investor of the occurrence of such event, so that the Registration Statement or such new registration statement, or both, covers no less than one hundred percent (100%) of the Registrable Securities eligible for resale thereunder and issuable under the. The Company shall use its reasonable best efforts to cause such amendment and/or new Registration Statement to become as soon as practicable following the filing thereof. Unless and until such amendment or new Registration Statement becomes effective, Investor shall have the rights described in Paragraph 2C above.

3. PIGGYBACK REGISTRATION:

If at any time prior to the expiration of the Registration Period: (i) the Company proposes to register shares of Common Stock under the Securities Act in connection with the public offering of such shares for cash (a “Proposed Registration”) other than a registration statement on Form S-8 or any successor or other forms promulgated for similar purposes; and (ii) a Registration Statement covering the sale of all of the Registrable Securities is not then effective and available for sales thereof by the Investor, the Company shall, at such time, promptly give Investor written notice of such Proposed Registration. Investor shall have five (5) Business Days from its receipt of such notice to deliver to the Company a written request specifying the amount of Registrable Securities that Investor intends to sell and Investor’s intended method of distribution. Upon receipt of such request, the Company shall use its best efforts to cause all Registrable Securities which the Company has been requested to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of Investor; provided, however, that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Paragraph 3 without obligation to the Investor. If, in connection with any underwritten public offering for the account of the Company or for stockholders of the Company that have contractual rights to require the Company to register shares of Common Stock, the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock which may be included in a registration statement because, in the judgment of such underwriter(s), marketing or other factors dictate such limitation is necessary to facilitate such offering, then the Company shall be obligated to include in the registration statement only such limited portion of the Registrable Securities with respect to which Investor has requested inclusion hereunder as such underwriter(s) shall permit. The Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities, the Investors of which are not entitled to inclusion of such securities in the registration statement or are not entitled to pro rata inclusion with the Registrable Securities; and that, after giving effect to the immediately preceding proviso, any exclusion of Registrable Securities shall be made pro rata with Investors of other securities having the right to include such securities in the registration statement.

4. OBLIGATIONS OF THE COMPANY:

        In addition to performing its obligations hereunder, including without limitation those pursuant to Paragraphs 2A, B and C above, the Company shall:

    A.        Prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Securities Act or to maintain the effectiveness of the Registration Statement during the Registration Period, or as may be reasonably requested by Investor in order to incorporate information concerning Investor or Investor’s intended method of distribution;

    B.        After the Common Stock has been listed on the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or any other market or exchange, secure the listing of all Registrable Securities on such market of exchange, and provide Investor with reasonable evidence thereof;

    C.        Upon the effectiveness of the Registration Statement, furnish to Investor such number of copies of the prospectus included in the Registration Statement, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as Investor may reasonably request in order to facilitate the disposition of Investor’s Registrable Securities;

    D.        Use all commercially reasonable efforts to register or qualify the Registrable Securities under the securities or “blue sky” laws of such jurisdictions within the United States as shall be reasonably requested in writing from time to time by Investor, and do any and all other acts or things which may be necessary or advisable to enable Investor to consummate the public sale or other disposition of the Registrable Securities in such jurisdictions; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction;

    E.        In the event of an underwritten public offering of the Registrable Securities, enter into (together with Investor proposing to distribute Registrable Securities through such underwriting) and perform its obligations under an underwriting agreement, in usual and customary form reasonably acceptable to the Company, with the managing underwriter of such offering;

    F.        Notify Investor immediately after becoming aware of the occurrence of any event (but shall not, without the prior written consent of Investor, disclose to Investor any facts or circumstances constituting material non-public information) as a result of which the prospectus included in the Registration Statement, as then in effect, contains an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and (except during an Allowed Delay) as promptly as practicable prepare, and file with the Commission and furnish to Investor a reasonable number of copies of a supplement or an amendment to such prospectus as may be necessary so that such prospectus does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

    G.        Use all commercially reasonable efforts to prevent the issuance of any stop order or other order suspending the effectiveness of the Registration Statement and, if such an order is issued, to obtain the withdrawal thereof at the earliest possible time and to notify Investor of the issuance of such order and the resolution thereof;

    H.        Furnish to Investor, on the date that the Registration Statement, or any successor registration statement, becomes effective, a certificate of the chief executive officer of Company, dated such date, of outside counsel representing the Company (and reasonably acceptable to Investor) addressed to Investor, confirming such effectiveness and, to the knowledge of such counsel, the absence of any step order; and

    I.        Permit counsel for Investor to review the Registration Statement and all amendments and supplements thereto, and any comments made by the staff of the Commission concerning Investor and/or the transactions contemplated by the Transaction Documents and the Company’s responses thereto, within a reasonable period of time prior to the filing thereof with the Commission (or, in the case of comments made by the staff of the Commission, within a reasonable period of time following the receipt thereof by the Company).

5. OBLIGATIONS OF INVESTOR:

In connection with the registration of Registrable Securities pursuant to a Registration Statement, Investor shall:

    A.        Timely furnish to the Company in writing such information regarding itself and the intended method of disposition of such Registrable Securities as the Company shall reasonably request in order to effect the registration thereof;

    B.        Upon receipt of any notice from the Company of the happening of any event of the kind described in Paragraphs 4F or 4G, immediately discontinue any sale or other disposition of such Registrable Securities pursuant to such Registration Statement until the filing of an amendment or supplement as described in Paragraph 4F or withdrawal of the stop order referred to in Paragraph 4G, and use commercially reasonable efforts to maintain the confidentiality of such notice and its contents;

    C.        In the event of an underwritten offering of such Registrable Securities in which Investor participates, enter into a customary and reasonable underwriting agreement and execute such other documents as the Company and the managing underwriter for such offering may reasonably request;

    D.        To the extent required by applicable law, deliver a prospectus to the Investor of such Registrable Securities;

    E.        Notify the Company when it has sold all of the Registrable Securities held by it; and

    F.        Notify the Company in the event that any information supplied by Investor in writing for inclusion in such Registration Statement or related prospectus is untrue or omits to state a material fact required to be stated therein or necessary to make such information not misleading in light of the circumstances then existing; immediately discontinue any sale or other disposition of such Registrable Securities pursuant to such Registration Statement until the filing of an amendment or supplement to such prospectus as may be necessary so that such prospectus does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and use commercially reasonable efforts to assist the Company as may be appropriate to make such amendment or supplement effective for such purpose.

6. INDEMNIFICATION:

In the event that any Registrable Securities are included in a Registration Statement under this Agreement:

    A.        To the extent permitted by law, the Company shall indemnify and hold harmless Investor, the officers, directors, employees, agents and representatives of Investor, and each person, if any, who controls Investor within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), against any losses, claims, damages, liabilities or reasonable out-of-pocket expenses (whether joint or several) (collectively, including legal or other expenses reasonably incurred in connection with investigating or defending same, “Losses”), insofar as any such Losses arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Subject to the provisions of Paragraph 6C below, the Company will reimburse Investor, and each such officer, director, employee, agent, representative or controlling person, for any legal or other out-of-pocket expenses as reasonably incurred by any such entity or person in connection with investigating or defending any Loss; provided, however, that the foregoing indemnity shall not apply to amounts paid in settlement of any Loss if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be obligated to indemnify any person for any Loss to the extent that such Loss is: (i) based upon and is in conformity with written information furnished by such person expressly for use in such Registration Statement; or (ii) based on a failure of such person to deliver or cause to be delivered the final prospectus contained in the Registration Statement and made available by the Company, if such delivery is required by applicable law.

    B.        To the extent permitted by law, Investor, if named in such Registration Statement as a selling stockholders, shall indemnify and hold harmless the Company, the officers, directors, employees, agents and representatives of the Company, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any Losses to the extent (and only to the extent) that any such Losses are based upon and in conformity with written information furnished by Investor expressly for use in such Registration Statement. Subject to the provisions of Paragraph 6C below, Investor will reimburse any legal or other expenses as reasonably incurred by the Company and any such officer, director, employee, agent, representative, or controlling person, in connection with investigating or defending any such Loss; provided, however, that the foregoing indemnity shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of Investor (which consent shall not be unreasonably withheld); and provided, further, that, in no event shall any indemnity under this Paragraph 6B exceed the net proceeds resulting from the sale of the Registrable Securities sold by Investor under such Registration Statement.

    C.        Promptly after receipt by an indemnified party under this Paragraph 6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Paragraph 6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonably incurred fees and expenses of one such counsel for all indemnified parties to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate under applicable standards of professional conduct due to actual or potential conflicting interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, to the extent prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Paragraph 6 with respect to such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Paragraph 6 or with respect to any other action unless the indemnifying party is materially prejudiced as a result of not receiving such notice.

    D.        In the event that the indemnity provided in Clause A or B of this Paragraph  6 is unavailable or insufficient to hold harmless an indemnified party for any reason, the Company and Investor agree, severally and not jointly, to contribute to the aggregate Losses to which the Company or Investor may be subject in such proportion as is appropriate to reflect the relative fault of the Company and Investor in connection with the statements or omissions which resulted in such Losses; provided, however, that in no case shall Investor be responsible for any amount in excess of the proceeds resulting from the sale of the Registrable Securities sold by it under the Registration Statement. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or by Investor. The Company and Investor agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Clause D, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Paragraph 6, each person who controls Investor within the meaning of either the Securities Act or the Exchange Act and each officer, director, employee, agent or representative of Investor shall have the same rights to contribution as Investor, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each officer, director, employee, agent or representative of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this Clause D.

    E.        The obligations of the Company and Investor under this Paragraph 6 shall survive the completion of any offering or sale of Registrable Securities pursuant to a Registration Statement under this Agreement, or otherwise.

7. REPORTS:

With a view to making available to Investor the benefits of Rule 144 under the Securities Act (“Rule 144”) and any other similar rule or regulation of the Commission that may at any time permit Investor to sell securities of the Company to the public without registration, the Company agrees to:

    A.        Make and keep public information available, as those terms are understood and defined in Rule 144; and

    B.        File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.

    C.        Furnish to Investor, so long as Investor owns any Registrable Securities, promptly upon written request: (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act; (ii) to the extent not publicly available through the Commission’s EDGAR database, a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested by Investor in connection with Investor’s compliance with any rule or regulation of the Commission which permits the selling of any such securities without registration.

The terms of this Section 7 shall apply only if and while the Company is a public reporting company under the Exchange Act.

8. MISCELLANEOUS:

    A.        Expenses of Registration. Except as otherwise provided in the Securities Purchase Agreement, all reasonable expenses, other than underwriting discounts and commissions and fees and expenses of counsel and other advisors to Investor, incurred in connection with the registrations, filings or qualifications described herein, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, the fees and disbursements of counsel for the Company, and the fees and disbursements incurred in connection with the opinion and letter described in Paragraph 4H hereof, shall be borne by the Company.

    B.        Amendment; Waiver. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended or waived except pursuant to a written instrument executed by the Company and the Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon Investor, each future Investor and the Company.

    C.        Notices. Any notice, demand or request required or permitted to be given by the Company or Investor pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered: (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day; (ii) on the next Business Day after timely delivery to an overnight courier; and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

If to the Corporation:	EnerDel, Inc. 500 West Cypress Creek Road Suite 100 Fort Lauderdale, Florida 33309 Attn: Kevin P. Fitzgerald Tel: 954-556-4020 Fax: 954-776-5337

With a copy to:	EnerDel, Inc. 500 West Cypress Creek Road Suite 100 Fort Lauderdale, Florida 33309 Attn: General Counsel Tel: 954-556-4020 Fax: 954-776-3359

And if to Delphi:	DELPHI AUTOMOTIVE SYSTEMS, LLC 5725 Delphi Drive Troy, Michigan 48098 Attention: Director, Worldwide Finance of Delphi E&C Division Fax No.: (248) 813-4699

With a copy to:	DELPHI AUTOMOTIVE SYSTEMS, LLC 5725 Delphi Drive Troy, Michigan 48098 Attention: Assistant General Counsel, Commercial & Transactional Fax No.: (248) 813-2491

If to Ener1:	Ener1, Inc. 500 West Cypress Creek Road Suite 100 Fort Lauderdale, Florida 33309 Attn: Kevin P. Fitzgerald Tel: 954-556-4020 Fax: 954-776-5337

With a copy to:	Ener1, Inc. 500 West Cypress Creek Road Suite 100 Fort Lauderdale, Florida 33309 Attn: General Counsel Tel: 954-556-4020 Fax: 954-776-3359

    D.        Assignment. Upon the transfer of Registrable Securities by Investor, the rights of Investor hereunder with respect to such securities so transferred shall be assigned automatically to the transferee thereof, and such transferee shall thereupon be deemed to be “Investor” for purposes of this Agreement, as long as: (i) the Company is, within a reasonable period of time following such transfer, furnished with written notice of the name and address of such transferee; (ii) the transferee agrees in writing with the Company to be bound by all of the provisions hereof; and (iii) such transfer is made in accordance with the applicable requirements of the Securities Purchase Agreement; provided, however, that the registration rights granted in this Agreement shall not be transferred to any person or entity that receives Registrable Securities in a public transaction pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144.

    E.        Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall be deemed one and the same instrument. This Agreement, once executed by a party, may be delivered to any other party hereto by facsimile transmission.

    F.        Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida applicable to contracts made and to be performed entirely within the State of Florida.

    G.        Investor of Record. A person is deemed to be Investor whenever such person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the record owner of such Registrable Securities.

    H.        Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

    I.        Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

    J.        Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

        IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.

EnerDel, Inc. BY: /S/ Kevin P. Fitzgerald —————————————— Kevin P. Fitzgerald Chief Executive Officer

Ener1, Inc. BY: /S/ Ronald N. Stewart —————————————— Ronald N. Stewart Executive Vice President

Delphi Automotive Systems LLC BY: /S/ John G. Blahnik —————————————— John G. Blahnik Vice President Treasury, Mergers, Acquisitions & New Markets

Exhibit 4.6

CERTIFICATE OF DESIGNATION
OF
NON-VOTING, CUMULATIVE AND REDEEMABLE SERIES A PREFERRED STOCK
OF
EnerDel, Inc.

Pursuant to Section 151 of the Delaware
General Corporation Law

        I, RONALD N. STEWART, Secretary of EnerDel, Inc., a corporation organized and existing under the Delaware General Corporation Law (the “Corporation”), in accordance with the provisions of Section 151 of such law, DO HEREBY CERTIFY that pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation, as amended, the Board of Directors on October 20, 2004, adopted a resolution which created a series of shares of Preferred Stock.

        RESOLVED, that pursuant to Section 151(g) of the Delaware General Corporation Law and the authority vested in the Board of Directors of the Corporation in accordance with the provisions of Article 4 of the Certificate of Incorporation of the Corporation, as amended, and the Board of Directors, a series of Preferred Stock of the Corporation be, and hereby is, created, and the powers, designations, preferences and relative participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, be and hereby are, as follows:

        Section 1. Designation and Amount. The shares of such series shall be designated as “Non-Voting, Cumulative and Redeemable Series A Preferred Stock” (the “Series A Preferred Stock”) and the number of shares constituting such series shall be eight thousand (8,000) with a par value of One Cent ($0.01) per share and a face value of One Thousand Dollars ($1,000.00) per share.

        Section 2. Dividends. The holders of shares of the Series A Preferred Stock shall be entitled to receive, out of any assets at the time legally available therefore and when and as declared by the Board of Directors, dividends at the rate of 8.25% ($0.0825) of face value per share per annum, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares, payable in cash annually commencing on December 31, 2005 and thereafter on the last day of December of each year that any Series A Preferred Stock shall be outstanding. Such dividends are prior and in preference to any declaration or payment of any distribution (as defined below) on any other capital stock of the Corporation. Such dividends shall be cumulative and shall accrue on each share of Series A Preferred Stock from day to day from the date of initial issuance thereof whether or not earned or declared so that if such dividends with respect to any previous dividend period at the rate provided for herein have not been paid on, or declared and set apart for, all shares of Series A Preferred Stock at the time outstanding, the deficiency shall be fully paid on such shares before any distribution shall be paid on, or declared and set apart for Common Stock. “Common Stock” shall mean Corporation’s $0.01 par value Common Stock.

        For purposes of this Section 2, unless the context otherwise requires, “distribution” shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in Common Stock, or the purchase or redemption of shares of the Corporation (other than redemptions set forth in Section 3 below or repurchases of Common Stock held by employees or consultants of the Corporation upon termination of their employment or services pursuant to agreements providing for such repurchase) for cash or property, including any such transfer, purchase or redemption by a subsidiary of the Corporation.

        Section 3. Redemption. The shares of Series A Preferred Stock shall be redeemable as follows:

A.	The Corporation may acquire shares of Series A Preferred Stock in any other manner permitted by law, the provisions hereof and the Corporation’s Certificate of Incorporation, as amended hereby.

B.	If at any time the Corporation proposes to register shares of Common Stock under the Securities Act of 1933, as amended, in connection with the public offering of such shares for cash (a “Proposed Registration”) other than a registration statement on Form S-8 or any successor or other forms promulgated for similar purposes; then the Corporation must redeem all Series A Preferred Stock in full, including all accrued and unpaid dividends for cash, from the proceeds received from the closing of such completed public offering of Common Stock. If, in connection with any underwritten public offering for the account of the Corporation or for stockholders of the Corporation that have contractual rights to require the Corporation to register shares of Common Stock, the managing underwriter(s) thereof shall impose a limitation on the number of shares of Preferred Stock which may be redeemed with the proceeds (“Proceeds”) of such Proposed Registration because, in the judgment of such underwriter(s), marketing or other factors dictate such limitation is necessary to facilitate such offering, then the Corporation shall be obligated to redeem only such limited portion of the Preferred Stock as such underwriter(s) shall permit. In such event, the holders of the shares of Series A Preferred Stock shall share ratably in any Proceeds according to the respective amounts which would be payable in respect of the shares held by them upon such redemption if all amounts payable on or with respect to said shares were paid in full, including all accrued and unpaid dividends; and this redemption obligation shall continue with respect to any subsequent Proposed Registration until all Series A Preferred Stock has been redeemed in full, including all accrued and unpaid dividends.

C.	For clarification and without limiting the foregoing, all Series A Preferred Stock must be redeemed in full, including all accrued and unpaid dividends, concurrently with and out of the proceeds of the completion of any public offering for cash registering the Common Stock for stockholders of the Corporation that have contractual rights to require the Corporation to register shares of Common Stock as a part of such Proposed Registration, subject to the underwriter limitation set forth in Clause B above.

D.	In the event that the Corporation has not redeemed all shares of Series A Preferred Stock on or before the fourth (4th) anniversary date of the date of this certificate, then the holder(s) of the Series A Preferred Stock shall have the option to require the Corporation to redeem all the Series A Preferred Stock within ten (10) days after notifying the Corporation of their exercise of such option; in which case the Corporation will redeem all Series A Preferred Stock in full, including all accrued and unpaid dividends for, at the Corporation’s option: (i) cash; (ii) an 8.25% Promissory Note payable in four (4) equal quarterly installments acceptable in form and substance to the holder thereof; or (iii) any combination of cash and such Promissory Note.

        Section 4. Preferences on Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the shares of Series A Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, before any payment shall be made in respect of the Corporation’s Common Stock, an amount equal to One Thousand ($1,000.00) Dollars per share, plus all accrued and unpaid dividends thereon (the “Liquidation Price”). After setting apart or paying in full the preferential amounts due the holders of the shares of Series A Preferred Stock, the remaining assets of the Corporation available for distribution to stockholders, if any, shall be distributed exclusively to the holders of Common Stock, each such issued and outstanding share of Common Stock entitling the holder thereof to receive an equal proportion of said remaining assets. If upon liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of the shares of Series A Preferred Stock the full amounts to which they respectively shall be entitled, the holders of the shares of Series A Preferred Stock shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full. The merger or consolidation of the Corporation into or with another corporation in which the Corporation shall not survive and the shareholders of this Corporation shall own less than fifty (50%) percent of the voting securities of the surviving corporation, or the sale, transfer or lease (but not including a transfer or lease by pledge or mortgage to a bona fide lender) of all or substantially all of the assets of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation as those terms as used in this Section 4.

        Section 5. Voting Rights. The Series A Preferred Stock will have no voting rights except as set forth in Section 6 below.

        Section 6. Changes Affecting Series A Preferred Stock. So long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval by vote or written consent, in the manner provided by law, of the holders of at least a majority of the total number of shares of Series A Preferred Stock outstanding, voting separately as a class: (i) alter or change any of the powers, preferences, privileges or rights of the Series A Preferred Stock; or (ii) amend the provisions of this Certificate of Designations of Non-Voting, Cumulative and Non-Redeemable Series A Preferred Stock; or (iii) create any new class or series of shares having preferences prior to or being on a parity with the Series A Preferred Stock as to dividends or assets.

        Section 7. Exchange Rights:

    A.        Exchange. Subject to the conditions and limitations specifically provided herein, each holder of Series A Preferred Stock shall have the right, at such holder’s option, at any time prior to January 31, 2005, in whole or in part, upon written notice to the Corporation to exchange all or a portion of such shares, including all accrued and unpaid dividends thereon, for fully paid and non-assessable $0.01 par value per share common stock of Ener1, Inc. (“Ener1”) (“Exchange Shares” or “Ener1 Stock”) as is determined in accordance with the terms hereof (an “Exchange”).

    B.        Mechanics of Exchange. Before any holder of Series A Preferred Stock shall be entitled to receive Exchange Shares upon Exchange thereof, such holder shall surrender the certificate or certificates therefor, duly endorsed in blank or accompanied by proper instruments of transfer, at the office of the Corporation’s Secretary, and no later than January 31, 2005, shall give written notice (“Exchange Notice”) to the Corporation at such office that such holder elects to exchange the same and shall state in writing therein the name or names in which such holder wishes the certificate or certificates for Exchanges Shares to be issued. The Corporation, as soon as practicable thereafter, shall deliver at such office to such holder or the holder’s nominee, certificates for the full number of shares of Exchange Shares to which such holder shall be entitled. Such Exchange shall be deemed to have been made immediately following delivery of such notice, and the person or persons entitled to receive the Exchange Shares issuable upon such Exchange shall be treated for all purposes as the record holder or holders of such Exchange Shares on said date.

    C.        Number of Exchange Shares. Each share of Series A Preferred Stock, upon an Exchange of such share, shall be exchanged for 869.5652 Exchange Shares, subject to adjustment as set forth below, the “Exchange Rate”. In lieu of any fractional shares to which the holder of Series A Preferred Stock would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of one Exchange Share based on the closing price of Ener1Stock on the date of the Exchange Notice, as published in the Wall Street Journal.

D. Registration Rights. Exchange Shares of Ener1 Stock delivered to the holder thereof would have no registration rights.

        Section 8. Adjustments to Exchange Price:

    A.        Stock Splits, Stock Dividends, Etc. If, at any time on or after the date on which a certificate of Series A Preferred Stock has been issued to a holder (“Issue Date”), the number of outstanding shares of Ener1 Stock is increased by a stock split, stock dividend, combination, reclassification or other similar event, the Exchange Price shall be proportionately reduced, or if the number of outstanding shares of Ener1 Stock is decreased by a reverse stock split, combination, reclassification or other similar event, the Exchange Price shall be proportionately increased. In such event, the Corporation shall notify Ener1‘s transfer agent of such change on or before the effective date thereof.

    B.        Major Transactions. In the event of a merger, consolidation, business combination, tender offer, exchange of shares, recapitalization, reorganization, redemption or other similar event, as a result of which shares of Ener1 Stock shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities or other assets of Ener1 or another entity or Ener1 shall sell all or substantially all of its assets (each of the foregoing being a “Major Transaction”) at any time after the Issue Date, then the holder thereof shall thereafter have the right to receive upon Exchange, in lieu of the shares of Ener1 Stock otherwise issuable, such shares of stock, securities and/or other property as would have been issued or payable upon such Major Transaction with respect to or in exchange for the number of shares of Ener1 Stock which would have been issuable upon Exchange had such Major Transaction not taken place (without giving effect to any limitations on such Exchange contained herein). The above provisions shall apply regardless of whether or not there would have been a sufficient number of shares of Ener1 Stock authorized and available for issuance upon Exchange as of the date of such transaction, and shall similarly apply to successive Major Transactions.

    C.        Distributions. If, at any time after the Issue Date, the Corporation shall declare or make any distribution of its non-cash assets (or rights to acquire its assets) to holders of Ener1Stock as a partial liquidating dividend or otherwise (including any dividend or distribution to the Corporation’s stockholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary) (a “Distribution”), upon any Exchange herein on or after the date of the Distribution, the Exchange Price shall be reduced by an amount equal to the fair market value of the assets distributed divided by the number of shares of Ener1 Stock as to which such Distribution is to be made, such fair market value to be reasonably determined in good faith by the independent members of Ener1‘s Board of Directors.

    D.        Notice Of Adjustments. Upon the occurrence of each adjustment or readjustment of the Exchange Price pursuant to this Section 8 resulting in a change in the Exchange Price by more than one percent (1%), the Corporation, at its expense, shall promptly compute such adjustment, readjustment or change and prepare and furnish to the holder thereof a certificate setting forth such adjustment, readjustment or change and showing in detail the facts upon which such adjustment, readjustment or change is based. The Corporation shall, upon the written request at any time of the holder thereof, furnish to the holder thereof a like certificate setting forth: (i) such adjustment, readjustment or change; (ii) the Exchange Price at the time in effect; and (iii) the number of shares of Ener1 Stock and the amount which at the time would be received upon Exchange herein.

        Section 9. Negative Covenants. The Corporation will not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Certificate of Designations of Series A Preferred Stock and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the shares of Series A Preferred Stock against impairment.

        IN WITNESS WHEREOF, I have executed subscribed this Certificate of Designations and do affirm the foregoing as true under the penalties of perjury this 20th day of October, 2004.

Attest: _______________________	BY: /S/ Ronald N. Stewart —————————————— Ronald N. Stewart Secretary

Exhibit 10.1

FIRST AMENDMENT TO
AGREEMENT AND PLAN OF MERGER

        THIS FIRST AMENDMENT (the “AMENDMENT”) to the Agreement and Plan of Merger dated as of June 9, 2004, by and among Splinex Technology Inc., a Delaware corporation (“Splinex”), Ener1 Acquisition Corp., a Delaware corporation (“Acquisition”) and Ener1, Inc., a Florida corporation (“Ener1”), (the “MERGER AGREEMENT”), is entered into as of October 13, 2004 by and among Splinex, Acquisition and Ener1. Terms used herein and not otherwise defined have the meanings set forth in the Merger Agreement.

        WHEREAS, the parties hereto desire to amend the Merger Agreement to modify certain provisions.

        NOW, THEREFORE, in consideration of the foregoing, of mutual promises of the parties hereto and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Merger Agreement as follows:

    1.        Section 1.8 is hereby deleted in its entirety and replaced with the following:

1.8	DIVIDEND; DISTRIBUTION AGENT AND PROCEDURES.

    (a)        At or immediately following the Effective Time, Ener1 shall declare a dividend of the Merger Consideration in order to distribute all of the Merger Consideration on a pro rata basis (the “DISTRIBUTION”) to the holders as of the close of business on the Ener1 Record Date of the outstanding common stock, par value $0.01 per share, of Ener1 (the “ENER1 COMMON STOCK”).

    (b)        To effect the Distribution, the Surviving Corporation will deliver the Merger Consideration to the transfer agent for the Surviving Corporation (the “Distribution Agent”) for allocation as of the Effective Time to the holders of record of Ener1 Common Stock as of the Ener1 Record Date. The distribution agent will credit each owner of Ener1 Common Stock as of the close of business on the Ener1 Record Date through book-entry in the records of the Surviving Corporation with the number of whole shares of common stock of the Surviving Corporation distributed to the Ener1 shareholder. Beginning on or about the Effective Time, the distribution agent will begin mailing account statements to these Ener1 shareholders indicating the number of shares of common stock of the Surviving Corporation that each such shareowner owns.

    (c)        The Surviving Corporation shall instruct its transfer agent to deliver, without charge, upon the request of any stockholder whose ownership of common stock of the Surviving Corporation is registered in book-entry form, physical certificates representing the number of shares of common stock of the Surviving Corporation owned by such stockholder.

    (d)        If, following the Ener1 Record Date, any holder of Convertible Securities that has elected to receive shares of common stock of the Surviving Corporation (any such holder, a “Participating Holder”) upon conversion or exercise of its Convertible Securities shall convert or exercise, in whole or in part, its Convertible Securities into Ener1 Common Stock, the Surviving

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Corporation shall issue to such Ener1 shareholder that number of whole shares of common stock of the Surviving Corporation that such shareholder would have received in the Distribution if such conversion or exercise had been effective as of the Ener1 Record Date, together with any dividends or distributions thereon having a record date after the Effective Time. Ener1 shall notify the Surviving Corporation of (i) its receipt of notice from a Participating Holder that such holder has elected to convert or exercise its Convertible Securities and the number of shares of Ener1 Common Stock such holder will receive upon such conversion or exercise and (ii) the issuance of such shares of Ener1 Common Stock to such holder.

    (e)        The Surviving Corporation shall be entitled, and may instruct the Distribution Agent, to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts required to be deducted and withheld with respect to the making of such payments under the Code or any provision of U.S., State or local or foreign tax law. Any withheld amounts shall be treated for all purposes of this Agreement as having been paid to the applicable shareholder of Ener1 Common Stock.

    (f)        Notwithstanding anything herein to the contrary, no certificate or scrip representing fractional shares of common stock of the Surviving Corporation shall be issued in the Distribution and, to the extent any Ener1 shareholder would be entitled to receive a fractional share of common stock of the Surviving Corporation, such fractional share interests will not entitle any such shareholder to vote or to any rights as a stockholder of the Surviving Corporation. All fractional interests in the common stock of the Surviving Corporation that would otherwise be issuable in the Distribution shall be aggregated; provided, that if a fractional interest results from such aggregation, the holder shall not be entitled to receive such fractional interest. Ener1 may direct the Distribution Agent to aggregate all fractional interests in the common stock of the Surviving Corporation resulting from the Merger and sell shares representing such aggregate interests in the public market and pay such proceeds to Ener1.”

    2.        Section 1.9 is hereby deleted in its entirety and replaced with the following:

1.9	NO FURTHER OWNERSHIP RIGHTS IN ACQUISITION COMMON STOCK. All shares of common stock of the Surviving Corporation issued pursuant to Section 1.1(b) and Section 1.8(d), if any, shall be deemed to have been issued in full satisfaction of all rights pertaining to the shares of common stock of Splinex converted in the Merger in accordance with Section 1.1.”

    3.        Section 1.10 is hereby deleted in its entirety and replaced with the following:

1.10	RESERVED.

    4.        The first sentence of Section 5.8(a) is hereby deleted in its entirety and replaced with the following:

5.8	PREPARATION OF FORM S-1; OTC BULLETIN BOARD.

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    (a)        Promptly following the execution of this Agreement, Splinex and Ener1 shall prepare and file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 to register (i) the Distribution and (ii) the resale of the common stock of the Surviving Corporation held by affiliates of the Surviving Corporation, including, without limitation, Splinex, LLC and Ener1 Group, Inc. (the “SELLING STOCKHOLDERS”), including any shares of common stock of the Surviving Corporation held by the Selling Stockholders prior to the Merger and any shares of common stock of the Surviving Corporation received by the Selling Stockholders in the Distribution (the “REGISTRATION STATEMENT”).”

    5.        Section 5.8(c) is hereby deleted in its entirety and replaced with the following:

    “(c)        Ener1 shall pay, by wire transfer of immediately available funds to the SEC, any registration fee required by the SEC in connection with the Registration Statement. In addition, Ener1 shall pay $150,000 in expenses incurred in connection with the Registration Statement. All other expenses incurred in connection with the Registration Statement, including (without limitation) all printing, legal and accounting fees, shall be borne by Splinex. All underwriting discounts and commissions and fees and expenses of counsel and other advisors to each Selling Stockholder shall be borne by such Selling Stockholder.”

    6.        Section 7.11 is hereby deleted in its entirety and replaced with the following:

      “7.11 RESERVED.”

    7.        Section 11.3 is hereby revised by deleting the definitions of “Exchange Agent” and “Exchange Fund” from Section 11.3.

    8.        All the terms and provisions of this Amendment shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

    9.        Any amendment, modification or revision of this Amendment and any waiver of compliance or consent with respect hereto shall be effective only if in a written instrument executed by the parties hereto. No waiver on the part of any party of any right, power or privilege under the Merger Agreement, nor any single or partial exercise of any right, power or privilege under the Merger Agreement, shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege under the Merger Agreement.

    10.        This Amendment shall be governed by and interpreted and enforced in accordance with the laws of the State of Florida as applied to contracts made and fully performed in such state.

    11.        If any term or other provision of this Amendment is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of the Amendment shall remain in full force and effect. Upon such determination, the parties hereto shall negotiate in good faith to modify this Amendment so as to give effect to the original intent of the parties to the fullest extent permitted by applicable law.

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    12.        All section headings herein are for convenience only and shall in no way modify or restrict any of the terms or provisions hereof.

    13.        This Amendment may be executed by facsimile signature which shall be deemed to be an original for all purposes and may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have duly executed this Amendment as of the date first above written.

SPLINEX TECHNOLOGY INC. BY: /S/ MICHAEL STOJDA —————————————— MICHAEL STOJDA Chief Executive Officer

ENER1 ACQUISITION, INC. BY: /S/ KEVIN P. FITZGERALD —————————————— KEVIN P. FITZGERALD President

ENER1, INC. BY: /S/ KEVIN P. FITZGERALD —————————————— KEVIN P. FITZGERALD Chief Executive Officer

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Exhibit 10.2

SUBSCRIPTION AGREEMENT

        This Subscription Agreement (this “Agreement”), dated effective as of October 15, 2004, by and between Ener1, Inc., a Florida corporation (together with its successors and permitted assigns, the “Issuer”), and the undersigned investor (together with its successors and permitted assigns, the “Investor”).

RECITALS

        Subject to the terms and conditions of this Agreement, the Investor desires to subscribe for and purchase, and the Issuer desires to issue and sell to the Investor, 150,000 shares (the “Shares”) of the Issuer’s Series B 7% Convertible Preferred Stock, par value USD .01 per share (the “Series B Preferred”), having a face value of USD 100.00 per share (said Series B Preferred being further described in the Certificate of Designations attached hereto as Exhibit A), said Series B Preferred and warrants (the “Warrants,” and together with the Series B Preferred, the “Securities”) to purchase (i) 4,166,666 shares of the Issuer’s common stock, par value $0.01 per share, at an exercise price of $1.25 per share, and (ii) 4,166,666 shares of the Issuer’s common stock, par value $0.01 per share, at an exercise price of $1.50 per share (collectively, the “Common Stock”), the terms of the Warrants being more fully described in the forms thereof, attached hereto as Exhibit B and C, respectively. The Issuer is offering the Securities in a private placement (the “Private Placement”) to the Investor for an aggregate purchase price of Fifteen Million United States Dollars (USD 15,000,000 (the “Purchase Price”), and on the other terms and conditions contained in this Agreement, including its exhibits.

TERMS OF AGREEMENT

        In consideration of the mutual representations and warranties, covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE 1
SUBSCRIPTION AND ISSUANCE OF SECURITIES

        1.1 Subscription and Issuance of Securities. Subject to the terms and conditions of this Agreement, the Issuer will issue and sell to the Investor and the Investor subscribes for and will purchase from the Issuer the Securities set forth in the above recital.

        1.2 Legend. Any certificate or certificates representing the Securities shall bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE WITH RESPECT THERETO OR IN ACCORDANCE WITH AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND ALSO MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH ANY APPLICABLE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

ARTICLE 2
CLOSING

        2.1 Closing. The closing of the transaction shall take place on October 15, 2004. The Closing shall take place at a location or locations agreed to between the parties hereto. In the Closing, the Issuer and Investor shall exchange fax signatures and subsequently exchange executed hardcopies of the agreements contemplated herein. The Investor shall wire to the Issuer USD 15,000,000 in accordance with the below wire transfer instructions, upon receipt of the Issuer’s signature via facsimile on this Subscription Agreement, Certificate of Designations and the Warrants. The Investor and the Issuer shall exchange hard copy signed versions of this Agreement and the other agreements contemplated herein via international overnight courier, and the Issuer shall also send to the Investor original stock certificates for the Series B Preferred in denominations of 150,000 shares within ten (10 days of receipt of the above wired payment.

Wire Transfer Instructions:

Wachovia Bank NA
200 South Biscayne Blvd., 15th Floor
Miami, FL 33131
Phone: 305-789-5036
Acct Manager:  John Costa

SWIFT:  PNBPUS33CHA
ABA:    063000021
Acct:  2000016080449Acct
Name:  Ener1 Inc Money Market

Beneficiary:

Ener1, Inc.
500 W. Cypress Creek Road, Suite 100
Fort Lauderdale, FL  33309
Phone:  954-556-4020

        2.2 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by mutual written consent of the Issuer and the Investor;

    (b)        by the Investor, upon a material breach of any material representation, warranty, covenant, or agreement on the part of the Issuer set forth in this Agreement, or if any material representation and warranty of the Issuer shall have become untrue in any material respect, in either case such that the conditions in Section 6.1 would be incapable of being satisfied by the date of the Closing; or

    (c)        by the Issuer, upon a material breach of any material representation and warranty, covenant or agreement on the part of the Investor set forth in this Agreement, or if any material representation and warranty of the Investor shall have become untrue in any material respect, in either case such that the conditions in Section 6.2 would be incapable of being satisfied by the date of the Closing.

        2.3 Effect of Termination. In the event of termination of this Agreement pursuant to Section 2.2, this Agreement shall forthwith become void, there shall be no liability on the part of the Issuer or the Investor to each other and all rights and obligations of any party hereto shall cease; provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE ISSUER

        As a material inducement to the Investor entering into this Agreement and subscribing for the Shares, the Issuer represents and warrants to the Investor as follows:

        3.1 Corporate Status. The Issuer is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated.

        3.2 Corporate Power and Authority. The Issuer has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and consummate the transactions contemplated hereby. The Issuer has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

        3.3 Enforceability. This Agreement has been duly executed and delivered by the Issuer and constitutes a legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity.

        3.4 No Violation. The execution and delivery by the Issuer of this Agreement, the consummation of the transactions contemplated hereby, and the compliance by the Issuer with the terms and provisions hereof (including, without limitation, the Issuer’s issuance to the Investor of the Shares as contemplated by and in accordance with this Agreement), will not result in a default under (or give any other party the right, with the giving of notice or the passage of time (or both), to declare a default or accelerate any obligation under) or violate the Articles of Incorporation or By-laws of the Issuer or any material contract to which the Issuer is a party (except to the extent such a default would not, in the case of a contract, have a Material Adverse Effect on the Issuer), or any requirement of law applicable to the Issuer, or result in the creation or imposition of any material lien upon any of the capital stock, properties or assets of the Issuer or any of its subsidiaries (except where such lien would not have a Material Adverse Effect on the Issuer). No consents, filings, authorizations or other actions of any governmental authority are required for the Issuer’s execution, delivery and performance of this Agreement. No consent, approval, waiver or other action by any Person under any contract to which the Issuer is a party or by which the Issuer or any of its properties or assets are bound is required or necessary for the execution, delivery or performance by the Issuer of this Agreement and the consummation of the transactions contemplated hereby, except where the failure to obtain such consents would not have a Material Adverse Effect on the Issuer.

        3.5 Valid Issuance of Securities. Upon payment of the Purchase Price by the Investor and delivery to the Investor of the certificates for the Securities, such Securities will be validly issued, fully paid and non-assessable.

        3.6 SEC Filings and Other Filings. The Issuer has made all filings required to be made by it under the Securities Act and the Exchange Act, and any rules and regulations promulgated thereunder (the “SEC Filings”) and pursuant to any other requirements of law (the “Other Filings”), except for such failures to make any such filings that would not have a material adverse effect on the Issuer. The SEC Filings and the Other Filings, when filed, complied in all material respects with all applicable requirements of the Securities Act, the Exchange Act and other requirements of law. None of the SEC Filings or the Other Filings, at the time of filing, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances in which they were made. The Issuer has made accessible to the Investor true, accurate and complete copies of all SEC Filings which were filed with the SEC. Each balance sheet included in the SEC Filings (including any related notes and schedules) fairly presents in all material respects the consolidated financial position of the Issuer as of its date, and each of the other financial statements included in the SEC Filings (including any related notes and schedules) fairly presents in all material respects the consolidated results of operations or other information therein of the Issuer for the periods or as of the dates therein set forth in accordance with GAAP consistently applied during the periods involved (except that the interim reports are subject to adjustments which might be required as a result of year end audit and except as otherwise stated therein).

        3.7 Use of Proceeds. The proceeds of the offering and sale of the Securities of the Issuer offered hereby, net of payment of expenses, will be used by the Issuer for the purchase of common stock in a lithium battery company to be formed by the Issuer and Delphi Automotive Systems, LLC.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

        As a material inducement to the Issuer entering into this Agreement and issuing the Shares, the Investor represents and warrants to the Issuer as follows:

        4.1 Power and Authority. The Investor is an entity duly organized, validly existing and in good standing under the laws of the state or province and country of its incorporation or formation. The Investor has the corporate, partnership or other power and authority under applicable law to execute and deliver this Agreement and consummate the transactions contemplated hereby, and has all necessary authority to execute, deliver and perform its obligations under this Agreement and consummate the transactions contemplated hereby. The Investor has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

        4.2 No Violation. The execution and delivery by the Investor of this Agreement, the consummation of the transactions contemplated hereby, and the compliance by the Investor with the terms and provisions hereof, will not result in a default under (or give any other party the right, with the giving of notice or the passage of time (or both), to declare a default or accelerate any obligation under) or violate any charter or similar documents of the Investor or any contract to which the Investor is a party or by which it or its properties or assets are bound, or violate any requirement of law applicable to the Investor, other than such violations or defaults which, individually and in the aggregate, do not and will not have a Material Adverse Effect on the Investor.

        4.3 Consents/Approvals. No consents, filings, authorizations or actions of any Governmental Authority are required for the Investor’s execution, delivery and performance of this Agreement. No consent, approval, waiver or other actions by any Person under any contract to which the Investor is a party or by which the Investor or any of its properties or assets are bound is required or necessary for the execution, delivery and performance by the Investor of this Agreement and the consummation of the transactions contemplated hereby.

        4.4 Enforceability. This Agreement has been duly executed and delivered by the Investor and constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor’s rights generally and general equitable principles, regardless of whether enforceability is considered in a proceeding at law or in equity.

        4.5 Investment Intent. The Investor is acquiring the Securities with no present intention of distributing or selling such Securities and further agrees not to transfer such Securities in violation of the Securities Act or any applicable state securities law. The Investor agrees that it will not sell or otherwise dispose of any of the Securities unless such sale or other disposition has been registered under the Securities Act or, in the opinion of counsel acceptable to the Issuer, is exempt from registration under the Securities Act and has been registered or qualified or, in the opinion of such counsel acceptable to the Issuer, is exempt from registration or qualification under applicable state securities laws. The Investor understands that the offer and sale by the Issuer of the Securities being acquired by the Investor hereunder has not been registered under the Securities Act by reason of their contemplated issuance in transactions exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof, and that the reliance of the Issuer on such exemption from registration is predicated in part on these representations and warranties of the Investor. The Investor acknowledges that pursuant to Section 1.2 of this Agreement a restrictive legend consistent with the foregoing has been or will be placed on the certificates representing the Securities.

        4.6 Accredited Investor. The Investor is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act (a copy of which is attached hereto as Exhibit D), and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment to be made by it hereunder.

        4.7 Adequate Information. The Investor has received from the Issuer, and has reviewed, such information which the Investor considers necessary or appropriate to evaluate the risks and merits of an investment in the Securities.

        4.8 Opportunity to Question. The Investor has had the opportunity to question, and has questioned, to the extent deemed necessary or appropriate, representatives of the Issuer so as to receive answers and verify information obtained in the Investor’s examination of the Issuer.

        4.8 No Other Representations. No oral or written representations have been made to the Investor in connection with the Investor’s acquisition of the Shares which were in any way inconsistent with the information reviewed by the Investor. The Investor acknowledges that no representations or warranties of any type or description have been made to it by any Person with regard to the Issuer, any of its subsidiaries, any of their respective businesses, properties or prospects or the investment contemplated herein, other than the representations and warranties set forth in Article III hereof.

        4.9 Knowledge and Experience. The Investor has such knowledge and experience in financial, tax and business matters, including substantial experience in evaluating and investing in common stock and other securities (including the common stock and other securities of new and speculative companies), so as to enable the Investor to utilize the information made available by the Issuer to the Investor in order to evaluate the merits and risks of an investment in the Securities and to make an informed investment decision with respect thereto.

        4.10 Independent Decision. The Investor is not relying on the Issuer or on any legal or other opinion in the materials reviewed by the Investor with respect to the financial or tax considerations of the Investor relating to its investment in the Securities . The Investor has relied solely on the representations and warranties, covenants and agreements of the Issuer in this Agreement (including the Exhibits hereto) and on its examination and independent investigation in making its decision to acquire the Securities .

        4.11 Commissions. The Investor has not incurred any obligation for any finder’s or broker’s or agent’s fees or commissions in connection with the transactions contemplated hereby.

        4.12 Information Provided to the Issuer. All information that the Investor has provided to the Issuer concerning its investment in the Securities is true and correct as of the date hereof.

ARTICLE 5COVENANTS

        5.1 Further Assurances. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby. Each of the Investor and the Issuer shall make on a prompt and timely basis all governmental or regulatory notifications and filings required to be made by it with or to any governmental authority in connection with the consummation of the transactions contemplated hereby. The Issuer and the Investor each agree to cooperate with the other in the preparation and filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to any requirement of law in connection with the transactions contemplated by this Agreement and to use their respective best efforts to agree jointly on a method to overcome any objections by any governmental authority to any such transactions. Except as may be specifically required hereunder, neither of the parties hereto or their respective affiliates shall be required to agree to take any action that in the reasonable opinion of such party would result in or produce a Material Adverse Effect on such party. The parties also agree to use best efforts to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby and to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby.

        5.2 Compliance with U.S. Securities Laws and Other Laws. Each party hereto shall comply with all applicable U.S. securities laws and other laws, including, without limitation, the filing of all disclosure forms required by such laws and such other reporting of the transactions contemplated herein as may be required by applicable securities laws or other laws.

        5.3 Notification of Certain Matters. Each party hereto shall give prompt notice to the other party of the occurrence, or non-occurrence, of any event which would be likely to cause any representation and warranty herein to be untrue or inaccurate, or any covenant, condition or agreement herein not to be complied with or satisfied.

        5.4 Conversion and Registration Rights. In the event that the Issuer shall file a registration statement with the U.S. Securities and Exchange Commission subsequent to the issuance of the Series B Preferred hereunder, the Investor shall have the right to convert that number of shares of its Series B Preferred Stock equal to up to 50% of the then unredeemed aggregate Liquidation Value of said Series B Preferred Stock into Common Stock of the Corporation, solely for the purpose of including said Common Stock in said registration and selling said Common Stock in the offering for which said registration is filed. The conversion ratio shall be established by dividing the Liquidation Value per share of Series B Preferred by the Common Stock price established for the Issuer’s Common Stock in the offering. Said rights of conversion and registration shall be subject to the discretion of the underwriters as to the inclusion of said Common Stock in said offering and to the effectiveness of said registration statement.

ARTICLE 6

CONDITIONS TO CLOSING

        6.1 Conditions to the Obligations of the Investor. The obligations of the Investor to proceed with the Closing is subject to the following conditions any and all of which may be waived, in whole or in part, to the extent permitted by applicable law:

    (a)        Representations and Warranties. Each of the representations and warranties of the Issuer contained in this Agreement shall be true and correct in all material respects as of the Closing as though made on and as of the Closing, except (i) for changes specifically permitted by this Agreement, and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, except in any case for such failures to be true and correct which would not, individually or in the aggregate, have a Material Adverse Effect on the Issuer.

    (b)        Agreement and Covenants. The Issuer shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing.

    (c)        No Order. No governmental authority or other agency or commission or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction, or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Closing or any transaction contemplated by this Agreement.

        6.2 Conditions to the Obligations of the Issuer. The obligations of the Issuer to proceed with the Closing is subject to the following conditions any and all of which may be waived, in whole or in part, to the extent permitted by applicable law:

    (a)        Representations and Warranties. Each of the representations and warranties of the Investor contained in this Agreement shall be true and correct as of the Closing as though made on and as of the Closing, except (i) for changes specifically permitted by this Agreement, and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, except in any case for such failures to be true and correct which would not, individually or in the aggregate, have a Material Adverse Effect on the Investor. Unless the Issuer receives written notification to the contrary at the Closing, the Issuer shall be entitled to assume that the preceding is accurate in all respects at the Closing.

    (b)        Agreement and Covenants. The Investor shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing. Unless the Issuer receives written notification to the contrary at the Closing, the Issuer shall be entitled to assume that the preceding is accurate in all respects at the Closing.

    (c)        No Order. No governmental authority or other agency or commission or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction, or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Closing or any transaction contemplated by this Agreement.

ARTICLE 7
GENERAL PROVISIONS

        7.1 Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall subsequently designate in writing to the other party):

(a) if to the Issuer to:

         Ener1, Inc.
         500 W. Cypress Creek Road, Suite 100
         Ft. Lauderdale, FL 33309
         Attn: Chief Executive Officer
         Telephone: (954) 556.4020
         Facsimile: (954) 776-5337

         with a copy to:

         Ener1, Inc.
         500 W. Cypress Creek Road, Suite 100
         Ft. Lauderdale, FL 33309
         Attn: General Counsel
         Telephone: (954) 556.4020
         Facsimile: (954) 776-3359

(b) if to the Investor to:

         Cofis Compagnie Fiduciaire S.A.
         Cours des Bastions 4
         Case postale 5325
         CH-1211 Geneve 11
         Attn: Mr. Gerald Calame
         Tel.: +41 (0)22 809 10 70
         Fax : +41 (0)22 809 10 79
         E-mail : g.calame@cofisfiduciaire.ch

         with a copy to: [to be designated by Investor]
         __________________________
         __________________________
__________________________

        7.2 Remedies.

    (a)        Each of the Investor and the Issuer acknowledge that the other party would not have an adequate remedy at law for money damages in the event that any of the covenants or agreements of such party in this Agreement was not performed in accordance with its terms, and it is therefore agreed that each of the Investor and the Issuer in addition to and without limiting any other remedy or right such party may have, shall have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach and enforcing specifically the terms and provisions hereof, and each of the Investor and the Issuer hereby waive any and all defenses such party may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief.

    (b)        All rights, powers and remedies under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

        7.3 Entire Agreement. This Agreement (including the Exhibits attached hereto) and other documents delivered at the Closing pursuant hereto, contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings between or among the parties with respect to such subject matter. The Exhibits constitute a part hereof as though set forth in full above.

        7.4 Expenses; Taxes. Except as otherwise provided in this Agreement, the parties shall pay their own fees and expenses, including their own counsel fees, incurred in connection with this Agreement or any transaction contemplated hereby. Any sales tax, stamp duty, deed transfer or other tax (except taxes based on the income of the Investor) arising out of the issuance of the Securities by the Issuer to the Investor and consummation of the transactions contemplated by this Agreement shall be paid by the Issuer.

        7.5 Amendment; Waiver. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by both parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

        7.6 Binding Effect; Assignment. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and legal assigns. The rights and obligations of this Agreement may not be assigned by any party without the prior written consent of the other party, which consent shall not be unreasonably withheld.

        7.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

        7.8 Headings. The headings contained in this Agreement are for convenience of reference only and are not to be given any legal effect and shall not affect the meaning or interpretation of this Agreement.

        7.9 Governing Law; Interpretation. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Florida applicable to contracts executed and to be wholly performed within such State.

        7.10 Severability. The parties stipulate that the terms and provisions of this Agreement are fair and reasonable as of the date of this Agreement. However, any provision of this Agreement shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If, moreover, any of those provisions shall for any reason be determined by a court of competent jurisdiction to be unenforceable because excessively broad or vague as to duration, activity or subject, it shall be construed by limiting, reducing or defining it, so as to be enforceable.

[SIGNATURES APPEAR ON NEXT PAGE]

        IN WITNESS WHEREOF, the parties hereto have caused this Subscription Agreement to be duly executed and delivered as of the date first entered above.

ENER1, INC. (ISSUER)

By: _____________________________

Name: Ronald N. Stewart

Title: Executive Vice President,
General Counsel and Secretary

Cofis Compagnie Fiduciaire S.A. (INVESTOR)

By: _____________________________

Name: _____________________________

Title: _____________________________

EXHIBIT A – CERTIFICATE OF DESIGNATIONS

Certificate of Designations
of Series B Preferred Stock
of
Ener1, Inc.
(Pursuant to Section 607.0602 of the
Florida Business Corporation Act)

Series B Convertible Preferred Stock.

    1. Designation.        The designation of this class of Preferred Stock is “Series B Convertible Preferred Stock” (hereinafter, the “Series B Preferred”). The number of shares constituting the Series B Preferred shall be 180,000 shares, with a liquidation value of $100.00 per share (the “Liquidation Value”).

    2. Rank.        The Series B Preferred shall rank: (i) junior to any other class or series of capital stock of the Corporation hereafter created specifically ranking by its terms senior to the Series B Preferred; (ii) senior to the Corporation’s common stock, $.01 par value per share (the “Common Stock”); (iii) senior to any class or series of capital stock of the Corporation hereafter created not specifically ranking by its terms senior to the Series B Preferred (collectively, with the Common Stock, the “Junior Securities”); and (iv) pari passu with any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms on parity with the Series B Preferred, in each case as to distribution of assets of the Corporation upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (“Parity Securities”).

    3. Dividends.

(a) Dividends shall be payable, to the extent allowed by applicable law and available, on the shares of outstanding Series B Preferred as follows:

(i) Semi-annually, in arrears, on November 1 of each year during which the Series B Preferred shall be outstanding beginning November 1, 2005;

    (ii)               For the first two years after issuance of the Series B Preferred, payment-in-kind, in the form of additional shares of Series B Preferred, at the rate of Seven Percent (7%) of the Liquidation Value.

(iii) Thereafter, in the form of cash at the rate of Seven Percent (7%) of the Liquidation Value.

(iv) In the event that any dividends are not paid because not legally allowable or not available, said dividends shall cumulate.

    (b)               Dividends payable under this Section 3 shall be paid to the holders of record of the outstanding Series B Preferred as their names shall appear on the stock register of the Corporation on the record date fixed by the Board of Directors in advance of declaration and payment of each dividend.

        4. Voting.        The Series B Preferred shall have no voting rights, except as required by law.

        5. Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of the Series B Preferred Stock shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Liquidation Value of all such Series B Preferred Stock outstanding on the date of such liquidation, dissolution or winding up, and the holders of Series B Preferred Stock shall not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Corporation, the Corporation’s assets (or proceeds thereof) to be distributed among the holders of the Series B Preferred Stock and any Parity Securities are insufficient to permit payment in full to such holders of the aggregate amount which they are entitled to be paid, then the entire assets to be distributed shall be distributed ratably among such holders based upon, in the case of holders of the Series B Preferred Stock, the aggregate Liquidation Value of the Series B Preferred Stock held by each such holder on the date of such liquidation, dissolution or winding up and, in the case of holders of any Parity Securities, the liquidation preference and accumulated and unpaid dividends which they are entitled to pursuant to such Parity Securities. The Corporation shall mail written notice of such liquidation, dissolution or winding up, not less than 10 days prior to the payment date statement therein, to each record holder of Series B Preferred Stock. Neither the consolidation or merger of the Corporation into or with any other Person or Persons, nor the reduction of the capital stock of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 5.

        6. Conversion and Registration Rights. In the event that the Corporation shall file a registration statement with the U.S. Securities and Exchange Commission subsequent to the issuance of the Series B Preferred hereunder, the holder shall have the right to convert that number of Series B Preferred Stock equal to up to 50% of the then unredeemed aggregate Liquidation Value of said Series B Preferred Stock into Common Stock of the Corporation, solely for the purpose of including said Common Stock in said registration and selling said Common Stock in the offering for which said registration is filed. The conversion ratio shall be established by dividing the Liquidation Value per share of Series B Preferred by the Common Stock price established for the Corporation’s Common Stock in the offering. Said rights of conversion and registration shall be subject to the discretion of the underwriters as to the inclusion of said Common Stock in said offering and to the effectiveness of said registration statement.

        7. Redemption.        The Series B Preferred shall be redeemable by the Corporation at any time in part or whole at 100% of the Liquidation Value, plus accrued and unpaid dividends. The Series B Preferred shall also redeemable at the option of the holder thereof once 100% of the Corporation’s 5% senior secured debentures due January 20, 2009 are liquidated through conversion, mandatory conversion, repurchase or payment by the Corporation. If such liquidation occurs in full before January 20, 2009, redemption shall be in twenty-four (24) equal monthly installments beginning thirty (30) days from the date of the Corporation’s receipt of notice from the holder, and continuing monthly thereafter. If such liquidation occurs on January 20,.2009, the redemption shall be in twelve (12) equal monthly installments, the first payment beginning thirty (30) days from January 20, 2009 and continuing monthly thereafter. In each case, said liquidation payments shall include all accrued and unpaid dividends. The Corporation shall notify the holder of the Series B Preferred Stock of the occurrence of the liquidation.

        8. Protective Provisions. For so long as any of the Series B Preferred remains outstanding, the consent of the holder of the Series B Preferred will be required for any amendment or change of the rights, preferences, privileges or powers of Series B Preferred or the issuance of any other series of preferred stock of the Corporation which is senior to Series B Preferred.

        9. Identical Rights.        Each share of Series B Preferred shall have the same relative rights and preferences as, and shall be identical in all respects with, all other shares of the Series B Preferred.

        10. Certificates.        So long as any shares of the Series B Preferred are outstanding, there shall be set forth on the face or back of each stock certificate issued by the Corporation a statement that the Corporation shall furnish without charge to each shareholder who so requests, a full statement of the designation and relative rights, preferences and limitations of each class of stock or series thereof that the Corporation is authorized to issue and of the authority of the Board of Directors to designate and fix the relative rights, preferences and limitations of each series.

[THIS SPACE INTENTIONALLY BLANK. SIGNATURE PAGE TO FOLLOW.]

        IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation this 15th day of October, 2004.

ENER1, INC. By: _______________________________ Name: Ronald N. Stewart Title: Executive Vice President, General Counsel and Secretary

EXHIBIT B — $1.25 WARRANT FOR 4,166.666 SHARES

WARRANT

THE WARRANT EVIDENCED OR CONSTITUTED HEREBY, AND ALL SHARES OF COMMON STOCK ISSUABLE HEREUNDER, HAVE BEEN AND WILL BE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED WITHOUT REGISTRATION UNDER THE ACT UNLESS EITHER (i) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH SUCH DISPOSITION OR (ii) THE SALE OF SUCH SECURITIES IS MADE PURSUANT TO SECURITIES AND EXCHANGE COMMISSION RULE 144.

WARRANT TO PURCHASE COMMON STOCK OF ENER1, INC.

(Subject to Adjustment)

Warrant No. 100

        THIS CERTIFIES THAT, for value received, Cofis Compagnie Fiduciaire S.A. or its permitted registered assigns (“Holder”), is entitled, subject to the terms and conditions of this Warrant, at any time or from time to time after October 15, 2004 (the “Effective Date”), and before 5:00 p.m. Central Time on October 15, 2014 (the “Expiration Date”), to purchase from Ener1, Inc., a Florida corporation (the “Company”), 4,166,666 shares of Common Stock of the Company at a price per share of $1.25 (the “Purchase Price”). Both the number of shares of Common Stock purchasable upon exercise of this Warrant and the Purchase Price are subject to adjustment and change as provided herein. This Warrant is issued pursuant to the Subscription Agreement, dated as of October 15, 2004 between, the Company and Holder.

        1. CERTAIN DEFINITIONS. As used in this Warrant the following terms shall have the following respective meanings:

“Registered Holder” shall mean any Holder in whose name this Warrant is registered upon the books and records maintained by the Company.

“SEC”shall mean the United States Securities and Exchange Commission.

“Warrant” as used herein, shall include this Warrant and any warrant delivered in substitution or exchange therefor as provided herein.

“Warrant Shares” shall mean the shares of Common Stock to be issuable upon exercise of this Warrant (or any shares of stock or other securities at the time issuable upon exercise of this Warrant).

“Common Stock” shall mean the Common Stock of the Company and any other securities at any time receivable or issuable upon exercise of this Warrant.

        2. EXERCISE OF WARRANT

    2.1.              Payment. Subject to compliance with the terms and conditions of this Warrant and applicable securities laws, this Warrant may be exercised, in whole or in part at any time or from time to time, on or before the Expiration Date by the delivery (including, without limitation, delivery by facsimile) of the form of Notice of Exercise attached hereto asExhibit 1 (the “Notice of Exercise”), duly executed by the Holder, at the principal office of the Company, and as soon as practicable after such date:

(a) surrendering this Warrant at the principal office of the Company, and

    (b)        payment, in cash (by check) or by wire transfer, of an amount equal to the product obtained by multiplying the number of shares of Common Stock being purchased upon such exercise by the then effective Purchase Price (the “Exercise Amount”).

    2.2.              Stock Certificates; Fractional Shares. As soon as practicable on or after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of whole shares of Common Stock issuable upon such exercise. No fractional shares or scrip representing fractional shares shall be issued upon an exercise of this Warrant.

    2.3.              Partial Exercise; Effective Date of Exercise. In case of any partial exercise of this Warrant, the Company shall cancel this Warrant upon surrender hereof and shall execute and deliver a new Warrant of like tenor and date for the balance of the shares of Common Stock purchasable hereunder. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above. The person entitled to receive the shares of Common Stock issuable upon exercise of this Warrant shall be treated for all purposes as the holder of record of such shares as of the close of business on the date the Holder is deemed to have exercised this Warrant.

        3. VALID ISSUANCE; TAXES. All shares of Common Stock issued upon the exercise of this Warrant shall be validly issued, fully paid and non-assessable, and the Company shall pay all taxes and other governmental charges that may be imposed in respect of the issue or delivery thereof. The Company shall not be required to pay any tax or other charge imposed in connection with any transfer involved in the issuance of any certificate for shares of Common Stock in any name other than that of the Registered Holder of this Warrant, and in such case the Company shall not be required to issue or deliver any stock certificate or security until such tax or other charge has been paid, or it has been established to the Company’s reasonable satisfaction that no tax or other charge is due.

        4. ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF SHARES. The number of shares of Common Stock issuable upon exercise of this Warrant (or any shares of stock or other securities or property receivable or issuable upon exercise of this Warrant) and the Purchase Price are subject to adjustment upon occurrence of the following events:

    4.1.              Adjustment for Stock Splits, Stock Subdivisions or Combinations of Shares. The Purchase Price of this Warrant shall be proportionally decreased and the number of Warrant Shares shall be proportionally increased to reflect any stock split or subdivision of the Company’s Common Stock. The Purchase Price of this Warrant shall be proportionally increased and the number of Warrant Shares shall be proportionally decreased to reflect any combination of the Company’s Common Stock.

    4.2.              Adjustment for Dividends or Distributions of Stock or Other Securities or Property. In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution with respect to the Common Stock (or any shares of stock or other securities at the time issuable upon exercise of the Warrant) payable in (a) securities of the Company or (b) assets (excluding cash dividends paid or payable solely out of funds legally available therefor), then, in each such case, the Holder of this Warrant on exercise hereof at any time after the consummation, effective date or record date of such dividend or other distribution, shall receive, in addition to the shares of Common Stock (or such other stock or securities) issuable on such exercise prior to such date, and without the payment of additional consideration therefor, the securities or such other assets of the Company to which such Holder would have been entitled upon such date if such Holder had exercised this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period giving effect to all adjustments called for by this Section 4.

    4.3.              Reclassification. If the Company, by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Purchase Price therefore shall be appropriately adjusted, all subject to further adjustment as provided in this Section 4. No adjustment shall be made pursuant to this Section 4.3 upon any conversion or redemption of the Common Stock which is the subject of Section 4.5.

    4.4.              Adjustment for Capital Reorganization, Merger or Consolidation. In case of any capital reorganization of the capital stock of the Company (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), or any merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all the assets of the Company then, and in each such case, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the Holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Purchase Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 4. The foregoing provisions of this Section 4.4 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per-share consideration payable to the Holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company’s Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

    4.5.              Conversion of Common Stock. In case all or any portion of the authorized and outstanding shares of Common Stock of the Company are converted or reclassified into other securities or property pursuant to the Company’s Articles of Incorporation or otherwise, or the Common Stock otherwise ceases to exist, then, in such case, the Holder of this Warrant, upon exercise hereof at any time after the date on which the Common Stock is so redeemed or converted, reclassified or ceases to exist (the “Termination Date”), shall receive, in lieu of the number of shares of Common Stock that would have been issuable upon such exercise immediately prior to the Termination Date, the securities or property that would have been received if this Warrant had been exercised in full and the Common Stock received thereupon had been simultaneously converted immediately prior to the Termination Date, all subject to further adjustment as provided in this Warrant. Additionally, the Purchase Price shall be immediately adjusted to equal the quotient obtained by dividing (x) the aggregate Purchase Price of the maximum number of shares of Common Stock for which this Warrant was exercisable immediately prior to the Termination Date by (y) the number of shares of Common Stock of the Company for which this Warrant is exercisable immediately after the Termination Date, all subject to further adjustment as provided herein.

        5. CERTIFICATE AS TO ADJUSTMENTS. In each case of any adjustment in the Purchase Price, or number or type of shares issuable upon exercise of this Warrant, the Chief Financial Officer or Controller of the Company shall compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based, including a statement of the adjusted Purchase Price. The Company shall promptly send (by facsimile and by either first class mail, postage prepaid or overnight delivery) a copy of each such certificate to the Holder.

        6. LOSS OR MUTILATION. Upon receipt of evidence reasonably satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to it, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver in lieu thereof a new Warrant of like tenor as the lost, stolen, destroyed or mutilated Warrant.

        7. RESERVATION OF COMMON STOCK. The Company hereby covenants that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of shares of Common Stock or other shares of capital stock of the Company as are from time to time issuable upon exercise of this Warrant and, from time to time, will take all steps necessary to amend its Articles of Incorporation to provide sufficient reserves of shares of Common Stock issuable upon exercise of this Warrant (and shares of its Common Stock for issuance on conversion of such Common Stock). All such shares shall be duly authorized, and when issued upon such exercise, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights, except encumbrances or restrictions arising under federal or state securities laws or restrictions provided for in Section 9 below. Issuance of this Warrant shall constitute full authority to the Company’s officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

        8. TRANSFER AND EXCHANGE. Subject to the terms and conditions of this Warrant and compliance with all applicable securities laws, this Warrant and all rights hereunder may be transferred in whole or in part, on the books of the Company maintained for such purpose at the principal office of the Company referred to above, to any Registered Holder parent, subsidiary or affiliate, by the Registered Holder hereof in person, or by duly authorized attorney, upon surrender of this Warrant properly endorsed and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. Upon any permitted partial transfer, the Company will issue and deliver to the Registered Holder a new Warrant or Warrants with respect to the shares of Common Stock not so transferred. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that when this Warrant shall have been so endorsed, the person in possession of this Warrant may be treated by the Company, and all other persons dealing with this Warrant, as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding; provided, however that until a transfer of this Warrant is duly registered on the books of the Company, the Company may treat the Registered Holder hereof as the owner for all purposes.

        9. RESTRICTIONS ON TRANSFER. The Holder, by acceptance hereof, agrees that:

    (a)        it will not sell, transfer, pledge or hypothecate any or all of this Warrant without the prior written consent of the Company, which consent may be withheld in the Company’s sole and absolute discretion; and

    (b)        notwithstanding any consent given by the Company under Section 9(a) hereof, absent an effective registration statement filed with the SEC under the Securities Act of 1933, as amended (the “1933 Act”), covering the disposition or sale of this Warrant or the Common Stock issued or issuable upon exercise hereof or the Common Stock issuable upon conversion thereof, as the case may be, and registration or qualification under applicable state securities laws, such Holder will not sell, transfer, pledge, or hypothecate any or all such Warrants or Common Stock, as the case may be, unless either (i) the Company has received an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that such registration is not required in connection with such disposition or (ii) the sale of such securities is made pursuant to SEC Rule 144.

        10. COMPLIANCE WITH SECURITIES LAWS. By acceptance of this Warrant, the holder hereby represents, warrants and covenants that any shares of stock purchased upon exercise of this Warrant or acquired upon conversion thereof shall be acquired for investment only and not with a view to, or for sale in connection with, any distribution thereof; that the Holder has had such opportunity as such Holder has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Holder to evaluate the merits and risks of its investment in the company; that the Holder is able to bear the economic risk of holding such shares as may be acquired pursuant to the exercise of this Warrant for an indefinite period; that the Holder understands that the shares of stock acquired pursuant to the exercise of this Warrant or acquired upon conversion thereof will not be registered under the 1933 Act (unless otherwise required pursuant to exercise by the Holder of registration rights, if any, previously granted to the registered Holder) and will be “restricted securities” within the meaning of Rule 144 under the 1933 Act and that the exemption from registration under Rule 144 will not be available for at least one year from the date of exercise of this Warrant, and even then will not be available unless a public market then exists for the stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and that all stock certificates representing shares of stock issued to the Holder upon exercise of this Warrant or upon conversion of such shares may have affixed thereto a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

        11. NO RIGHTS OR LIABILITIES AS STOCKHOLDERS. This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company. In the absence of affirmative action by such Holder to purchase Common Stock by exercise of this Warrant, no provisions of this Warrant, and no enumeration herein of the rights or privileges of the Holder hereof shall cause such Holder hereof to be a stockholder of the Company for any purpose.

        12. NOTICES.All notices and other communications between the Company and the Holder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall subsequently designate in writing to the other party):

if to the Company, to:

         Ener1, Inc.
         500 W. Cypress Creek Road, Suite 100
         Ft. Lauderdale, FL 33309
         Attn: Chief Executive Officer
         Telephone: (954) 556.4020
         Facsimile: (954) 776-5337

with a copy to:

         Ener1, Inc.
         500 W. Cypress Creek Road, Suite 100
         Ft. Lauderdale, FL 33309
         Attn: General Counsel
         Telephone: (954) 556.4020
         Facsimile: (954) 776-3359

if to the Holder, to:

         Cofis Compagnie Fiduciaire S.A.
         Cours des Bastions 4
         Case postale 5325
         CH-1211 Geneve 11
         Attn: Mr. Gerald Calame
         Tel.: +41 (0)22 809 10 70
         Fax : +41 (0)22 809 10 79
         E-mail : g.calame@cofisfiduciaire.ch

with a copy to: [Holder to provide]

         __________________________
         __________________________
         __________________________
         __________________________
         __________________________

        13. HEADINGS. The headings in this Warrant are for purposes of convenience in reference only, and shall not be deemed to constitute a part hereof.

        14. LAW GOVERNING. This Warrant shall be construed and enforced in accordance with, and governed by, the laws of the State of Florida without regard to its conflict of laws provisions and venue shall rest solely in the Federal or state courts located in Broward County, Florida.

        15. NO IMPAIRMENT. The Company will not, by amendment of its Articles of Incorporation or bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Registered Holder of this Warrant against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock issuable upon the exercise of this Warrant above the amount payable therefor upon such exercise, and (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon exercise of this Warrant.

        16. NOTICES OF RECORD DATE. In case:

    16.1.               the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant), for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities or to receive any other right; or

    16.2.               of any consolidation or merger of the Company with or into another corporation, any capital reorganization of the Company, any reclassification of the Capital Stock of the Company, or any conveyance of all or substantially all of the assets of the Company to another corporation in which holders of the Company’s stock are to receive stock, securities or property of another corporation; or

16.3. of any voluntary dissolution, liquidation or winding-up of the Company; or

    16.4.               of any redemption or conversion of all outstanding Common Stock; then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation, winding-up, redemption or conversion is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock or (such stock or securities as at the time are receivable upon the exercise of this Warrant), shall be entitled to exchange their shares of Common Stock (or such other stock or securities), for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be delivered at least thirty (30) days prior to the date therein specified.

        17. SEVERABILITY. If any term, provision, covenant or restriction of this Warrant is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

        18. COUNTERPARTS. For the convenience of the parties, any number of counterparts of this Warrant may be executed by the parties hereto and each such executed counterpart shall be, and shall be deemed to be, an original instrument.

        19. NO INCONSISTENT AGREEMENTS. The Company will not on or after the date of this Warrant enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders of this Warrant or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to holders of the Company’s securities under any other agreements, except rights that have been waived.

        20. SATURDAYS, SUNDAYS AND HOLIDAYS. If the Expiration Date falls on a Saturday, Sunday or legal holiday, the Expiration Date shall automatically be extended until 5:00 p.m. the next business day.

[SIGNATURES ON NEXT PAGE]

        IN WITNESS WHEREOF, the Company has executed this Warrant as of the Effective Date.

Ener1, Inc.,
a Florida corporation

By: ____________________________

Name: Ronald N. Stewart

Title: Executive Vice President,
General Counsel and Secretary

EXHIBIT 1

NOTICE OF EXERCISE

        (To be executed upon exercise of Warrant)

ENER1, INC.	WARRANT NO. 100

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, the securities of Ener1, Inc., as provided for therein, and tenders herewith payment of the exercise price in full in the form of cash or a certified or official bank check in same-day funds in the amount of $____________ for _________ such securities.

Please issue a certificate or certificates for such securities in the name of, and pay any cash for any fractional share to (please print name, address and tax identification number ):

Name: _________

Address: _________

Tax ID: __________________

Signature:________

Note: The above signature should correspond exactly with the name on the first page of this Warrant Certificate or with the name of the assignee appearing in the assignment form below.

If said number of shares shall not be all the shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder rounded up to the next higher whole number of shares.

EXHIBIT C — $1.50 WARRANT FOR 4,166.666 SHARES

WARRANT

THE WARRANT EVIDENCED OR CONSTITUTED HEREBY, AND ALL SHARES OF COMMON STOCK ISSUABLE HEREUNDER, HAVE BEEN AND WILL BE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED WITHOUT REGISTRATION UNDER THE ACT UNLESS EITHER (i) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH SUCH DISPOSITION OR (ii) THE SALE OF SUCH SECURITIES IS MADE PURSUANT TO SECURITIES AND EXCHANGE COMMISSION RULE 144.

WARRANT TO PURCHASE COMMON STOCK OF ENER1, INC.

(Subject to Adjustment)

Warrant No. 101

        THIS CERTIFIES THAT, for value received, Cofis Compagnie Fiduciaire S.A. or its permitted registered assigns (“Holder”), is entitled, subject to the terms and conditions of this Warrant, at any time or from time to time after October 15, 2004 (the “Effective Date”), and before 5:00 p.m. Central Time on October 15, 2014 (the “Expiration Date”), to purchase from Ener1, Inc., a Florida corporation (the “Company”), 4,166,666 shares of Common Stock of the Company at a price per share of $1.50 (the “Purchase Price”). Both the number of shares of Common Stock purchasable upon exercise of this Warrant and the Purchase Price are subject to adjustment and change as provided herein. This Warrant is issued pursuant to the Subscription Agreement, dated as of October 15, 2004 between, the Company and Holder.

        1. CERTAIN DEFINITIONS. As used in this Warrant the following terms shall have the following respective meanings:

“Registered Holder” shall mean any Holder in whose name this Warrant is registered upon the books and records maintained by the Company.

“SEC”shall mean the United States Securities and Exchange Commission.

“Warrant” as used herein, shall include this Warrant and any warrant delivered in substitution or exchange therefor as provided herein.

“Warrant Shares” shall mean the shares of Common Stock to be issuable upon exercise of this Warrant (or any shares of stock or other securities at the time issuable upon exercise of this Warrant).

“Common Stock” shall mean the Common Stock of the Company and any other securities at any time receivable or issuable upon exercise of this Warrant.

        2. EXERCISE OF WARRANT

    2.1.              Payment. Subject to compliance with the terms and conditions of this Warrant and applicable securities laws, this Warrant may be exercised, in whole or in part at any time or from time to time, on or before the Expiration Date by the delivery (including, without limitation, delivery by facsimile) of the form of Notice of Exercise attached hereto asExhibit 1 (the “Notice of Exercise”), duly executed by the Holder, at the principal office of the Company, and as soon as practicable after such date:

(a) surrendering this Warrant at the principal office of the Company, and

    (b)        payment, in cash (by check) or by wire transfer, of an amount equal to the product obtained by multiplying the number of shares of Common Stock being purchased upon such exercise by the then effective Purchase Price (the “Exercise Amount”).

    2.2.              Stock Certificates; Fractional Shares. As soon as practicable on or after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of whole shares of Common Stock issuable upon such exercise. No fractional shares or scrip representing fractional shares shall be issued upon an exercise of this Warrant.

    2.3.              Partial Exercise; Effective Date of Exercise. In case of any partial exercise of this Warrant, the Company shall cancel this Warrant upon surrender hereof and shall execute and deliver a new Warrant of like tenor and date for the balance of the shares of Common Stock purchasable hereunder. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above. The person entitled to receive the shares of Common Stock issuable upon exercise of this Warrant shall be treated for all purposes as the holder of record of such shares as of the close of business on the date the Holder is deemed to have exercised this Warrant.

        3. VALID ISSUANCE; TAXES. All shares of Common Stock issued upon the exercise of this Warrant shall be validly issued, fully paid and non-assessable, and the Company shall pay all taxes and other governmental charges that may be imposed in respect of the issue or delivery thereof. The Company shall not be required to pay any tax or other charge imposed in connection with any transfer involved in the issuance of any certificate for shares of Common Stock in any name other than that of the Registered Holder of this Warrant, and in such case the Company shall not be required to issue or deliver any stock certificate or security until such tax or other charge has been paid, or it has been established to the Company’s reasonable satisfaction that no tax or other charge is due.

        4. ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF SHARES. The number of shares of Common Stock issuable upon exercise of this Warrant (or any shares of stock or other securities or property receivable or issuable upon exercise of this Warrant) and the Purchase Price are subject to adjustment upon occurrence of the following events:

    4.1.              Adjustment for Stock Splits, Stock Subdivisions or Combinations of Shares. The Purchase Price of this Warrant shall be proportionally decreased and the number of Warrant Shares shall be proportionally increased to reflect any stock split or subdivision of the Company’s Common Stock. The Purchase Price of this Warrant shall be proportionally increased and the number of Warrant Shares shall be proportionally decreased to reflect any combination of the Company’s Common Stock.

    4.2.              Adjustment for Dividends or Distributions of Stock or Other Securities or Property. In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution with respect to the Common Stock (or any shares of stock or other securities at the time issuable upon exercise of the Warrant) payable in (a) securities of the Company or (b) assets (excluding cash dividends paid or payable solely out of funds legally available therefor), then, in each such case, the Holder of this Warrant on exercise hereof at any time after the consummation, effective date or record date of such dividend or other distribution, shall receive, in addition to the shares of Common Stock (or such other stock or securities) issuable on such exercise prior to such date, and without the payment of additional consideration therefor, the securities or such other assets of the Company to which such Holder would have been entitled upon such date if such Holder had exercised this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period giving effect to all adjustments called for by this Section 4.

    4.3.              Reclassification. If the Company, by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Purchase Price therefore shall be appropriately adjusted, all subject to further adjustment as provided in this Section 4. No adjustment shall be made pursuant to this Section 4.3 upon any conversion or redemption of the Common Stock which is the subject of Section 4.5.

    4.4.              Adjustment for Capital Reorganization, Merger or Consolidation. In case of any capital reorganization of the capital stock of the Company (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), or any merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all the assets of the Company then, and in each such case, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the Holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Purchase Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 4. The foregoing provisions of this Section 4.4 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per-share consideration payable to the Holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company’s Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

    4.5.              Conversion of Common Stock. In case all or any portion of the authorized and outstanding shares of Common Stock of the Company are converted or reclassified into other securities or property pursuant to the Company’s Articles of Incorporation or otherwise, or the Common Stock otherwise ceases to exist, then, in such case, the Holder of this Warrant, upon exercise hereof at any time after the date on which the Common Stock is so redeemed or converted, reclassified or ceases to exist (the “Termination Date”), shall receive, in lieu of the number of shares of Common Stock that would have been issuable upon such exercise immediately prior to the Termination Date, the securities or property that would have been received if this Warrant had been exercised in full and the Common Stock received thereupon had been simultaneously converted immediately prior to the Termination Date, all subject to further adjustment as provided in this Warrant. Additionally, the Purchase Price shall be immediately adjusted to equal the quotient obtained by dividing (x) the aggregate Purchase Price of the maximum number of shares of Common Stock for which this Warrant was exercisable immediately prior to the Termination Date by (y) the number of shares of Common Stock of the Company for which this Warrant is exercisable immediately after the Termination Date, all subject to further adjustment as provided herein.

        5. CERTIFICATE AS TO ADJUSTMENTS. In each case of any adjustment in the Purchase Price, or number or type of shares issuable upon exercise of this Warrant, the Chief Financial Officer or Controller of the Company shall compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based, including a statement of the adjusted Purchase Price. The Company shall promptly send (by facsimile and by either first class mail, postage prepaid or overnight delivery) a copy of each such certificate to the Holder.

        6. LOSS OR MUTILATION. Upon receipt of evidence reasonably satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to it, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver in lieu thereof a new Warrant of like tenor as the lost, stolen, destroyed or mutilated Warrant.

        7. RESERVATION OF COMMON STOCK. The Company hereby covenants that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of shares of Common Stock or other shares of capital stock of the Company as are from time to time issuable upon exercise of this Warrant and, from time to time, will take all steps necessary to amend its Articles of Incorporation to provide sufficient reserves of shares of Common Stock issuable upon exercise of this Warrant (and shares of its Common Stock for issuance on conversion of such Common Stock). All such shares shall be duly authorized, and when issued upon such exercise, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights, except encumbrances or restrictions arising under federal or state securities laws or restrictions provided for in Section 9 below. Issuance of this Warrant shall constitute full authority to the Company’s officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

        8. TRANSFER AND EXCHANGE. Subject to the terms and conditions of this Warrant and compliance with all applicable securities laws, this Warrant and all rights hereunder may be transferred in whole or in part, on the books of the Company maintained for such purpose at the principal office of the Company referred to above, to any Registered Holder parent, subsidiary or affiliate, by the Registered Holder hereof in person, or by duly authorized attorney, upon surrender of this Warrant properly endorsed and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. Upon any permitted partial transfer, the Company will issue and deliver to the Registered Holder a new Warrant or Warrants with respect to the shares of Common Stock not so transferred. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that when this Warrant shall have been so endorsed, the person in possession of this Warrant may be treated by the Company, and all other persons dealing with this Warrant, as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding; provided, however that until a transfer of this Warrant is duly registered on the books of the Company, the Company may treat the Registered Holder hereof as the owner for all purposes.

        9. RESTRICTIONS ON TRANSFER. The Holder, by acceptance hereof, agrees that:

    (a)        it will not sell, transfer, pledge or hypothecate any or all of this Warrant without the prior written consent of the Company, which consent may be withheld in the Company’s sole and absolute discretion; and

    (b)        notwithstanding any consent given by the Company under Section 9(a) hereof, absent an effective registration statement filed with the SEC under the Securities Act of 1933, as amended (the “1933 Act”), covering the disposition or sale of this Warrant or the Common Stock issued or issuable upon exercise hereof or the Common Stock issuable upon conversion thereof, as the case may be, and registration or qualification under applicable state securities laws, such Holder will not sell, transfer, pledge, or hypothecate any or all such Warrants or Common Stock, as the case may be, unless either (i) the Company has received an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that such registration is not required in connection with such disposition or (ii) the sale of such securities is made pursuant to SEC Rule 144.

        10. COMPLIANCE WITH SECURITIES LAWS. By acceptance of this Warrant, the holder hereby represents, warrants and covenants that any shares of stock purchased upon exercise of this Warrant or acquired upon conversion thereof shall be acquired for investment only and not with a view to, or for sale in connection with, any distribution thereof; that the Holder has had such opportunity as such Holder has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Holder to evaluate the merits and risks of its investment in the company; that the Holder is able to bear the economic risk of holding such shares as may be acquired pursuant to the exercise of this Warrant for an indefinite period; that the Holder understands that the shares of stock acquired pursuant to the exercise of this Warrant or acquired upon conversion thereof will not be registered under the 1933 Act (unless otherwise required pursuant to exercise by the Holder of registration rights, if any, previously granted to the registered Holder) and will be “restricted securities” within the meaning of Rule 144 under the 1933 Act and that the exemption from registration under Rule 144 will not be available for at least one year from the date of exercise of this Warrant, and even then will not be available unless a public market then exists for the stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and that all stock certificates representing shares of stock issued to the Holder upon exercise of this Warrant or upon conversion of such shares may have affixed thereto a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

        11. NO RIGHTS OR LIABILITIES AS STOCKHOLDERS. This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company. In the absence of affirmative action by such Holder to purchase Common Stock by exercise of this Warrant, no provisions of this Warrant, and no enumeration herein of the rights or privileges of the Holder hereof shall cause such Holder hereof to be a stockholder of the Company for any purpose.

        12. NOTICES. All notices and other communications between the Company and the Holder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall subsequently designate in writing to the other party):

if to the Company, to:

         Ener1, Inc.
         500 W. Cypress Creek Road, Suite 100
         Ft. Lauderdale, FL 33309
         Attn: Chief Executive Officer
         Telephone: (954) 556.4020
         Facsimile: (954) 776-5337

with a copy to:

         Ener1, Inc.
         500 W. Cypress Creek Road, Suite 100
         Ft. Lauderdale, FL 33309
         Attn: General Counsel
         Telephone: (954) 556.4020
         Facsimile: (954) 776-3359

if to the Holder, to:

         Cofis Compagnie Fiduciaire S.A.
         Cours des Bastions 4
         Case postale 5325
         CH-1211 Geneve 11
         Attn: Mr. Gerald Calame
         Tel.: +41 (0)22 809 10 70
         Fax : +41 (0)22 809 10 79
         E-mail : g.calame@cofisfiduciaire.ch

with a copy to: [Holder to provide]

         __________________________
         __________________________
         __________________________
         __________________________
         __________________________

        13. HEADINGS. The headings in this Warrant are for purposes of convenience in reference only, and shall not be deemed to constitute a part hereof.

        14. LAW GOVERNING. This Warrant shall be construed and enforced in accordance with, and governed by, the laws of the State of Florida without regard to its conflict of laws provisions and venue shall rest solely in the Federal or state courts located in Broward County, Florida.

        15. NO IMPAIRMENT. The Company will not, by amendment of its Articles of Incorporation or bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Registered Holder of this Warrant against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock issuable upon the exercise of this Warrant above the amount payable therefor upon such exercise, and (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon exercise of this Warrant.

        16. NOTICES OF RECORD DATE. In case:

    16.1.               the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant), for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities or to receive any other right; or

    16.2.               of any consolidation or merger of the Company with or into another corporation, any capital reorganization of the Company, any reclassification of the Capital Stock of the Company, or any conveyance of all or substantially all of the assets of the Company to another corporation in which holders of the Company’s stock are to receive stock, securities or property of another corporation; or

16.3. of any voluntary dissolution, liquidation or winding-up of the Company; or

    16.4.                      of any redemption or conversion of all outstanding Common Stock; then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation, winding-up, redemption or conversion is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock or (such stock or securities as at the time are receivable upon the exercise of this Warrant), shall be entitled to exchange their shares of Common Stock (or such other stock or securities), for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be delivered at least thirty (30) days prior to the date therein specified.

        17. SEVERABILITY. If any term, provision, covenant or restriction of this Warrant is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

        18.COUNTERPARTS. For the convenience of the parties, any number of counterparts of this Warrant may be executed by the parties hereto and each such executed counterpart shall be, and shall be deemed to be, an original instrument.

        19. NO INCONSISTENT AGREEMENTS. The Company will not on or after the date of this Warrant enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders of this Warrant or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to holders of the Company’s securities under any other agreements, except rights that have been waived.

        20. SATURDAYS, SUNDAYS AND HOLIDAYS. If the Expiration Date falls on a Saturday, Sunday or legal holiday, the Expiration Date shall automatically be extended until 5:00 p.m. the next business day.

[SIGNATURES ON NEXT PAGE]

        IN WITNESS WHEREOF, the Company has executed this Warrant as of the Effective Date.

Ener1, Inc.,
a Florida corporation

By: ____________________________

Name: Ronald N. Stewart

Title: Executive Vice President,
General Counsel and Secretary

EXHIBIT 1

NOTICE OF EXERCISE

(To be executed upon exercise of Warrant)

ENER1, INC.	WARRANT NO. 101

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, the securities of Ener1, Inc., as provided for therein, and tenders herewith payment of the exercise price in full in the form of cash or a certified or official bank check in same-day funds in the amount of $____________ for _________ such securities.

Please issue a certificate or certificates for such securities in the name of, and pay any cash for any fractional share to (please print name, address and tax identification number ):

Name: _________

Address: _________

Tax ID: __________________

Signature:________

Note: The above signature should correspond exactly with the name on the first page of this Warrant Certificate or with the name of the assignee appearing in the assignment form below.

If said number of shares shall not be all the shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder rounded up to the next higher whole number of shares.

EXHIBIT D
[Copy of Rule 501(a)]

    (b)        Rule 501 — Definitions and Terms Used in Regulation D

        As used in Regulation D, the following terms shall have the meaning indicated:

a.	Accredited investor. Accredited investor shall mean any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

1.	Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

2.	Any private business development company as defined in section 202(a)22 of the Investment Advisers Act of 1940;

3.	Any organization described in section 501(c)3 of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

4.	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

5.	Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000;

6.	Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

7.	Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) and

8.	Any entity in which all of the equity owners are accredited investors.

Exhibit 31.1

CERTIFICATION

I, Kevin P. Fitzgerald, certify that:

1.	I have reviewed this quarterly report on Form 10-QSB/A of Ener1, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

4.	The small business issuer’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the small business issuer and have:

a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)	Evaluated the effectiveness of the small business issuer’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

c)	Disclosed in this report any change in the small business issuer’s internal control over financial reporting that occurred during the small business issuer’s most recent fiscal quarter (the small business issuer’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer’s internal control over financial reporting; and

5.	The small business issuer’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer’s auditors and the audit committee of small business issuer’s board of directors (or persons performing the equivalent functions):

a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer’s internal control over financial reporting.

January 4, 2005	BY: /S/ Kevin P. Fitzgerald —————————————— Kevin P. Fitzgerald Chief Executive Officer (Principal Executive Officer and Duly Authorized Officer)

Exhibit 31.2

CERTIFICATION

I, Randall Paulfus, certify that:

          1. I have reviewed this quarterly report on Form 10-QSB/A of Ener1, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

4. The small business issuer’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the small business issuer and have:

a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)	Evaluated the effectiveness of the small business issuer’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

c)	Disclosed in this report any change in the small business issuer’s internal control over financial reporting that occurred during the small business issuer’s most recent fiscal quarter (the small business issuer’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer’s internal control over financial reporting; and

5. The small business issuer’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer’s auditors and the audit committee of small business issuer’s board of directors (or persons performing the equivalent functions):

a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer’s internal control over financial reporting.

Date: January 4, 2005	BY: /S/ Randall Paulfus —————————————— Randall Paulfus hief Financial Officer (Principal Financial and Accounting Officer and Duly Authorized Officer)

Exhibit 32.1

Exhibit 32.1

Ener1, Inc.
500 West Cypress Creek Road-Suite 100
Ft. Lauderdale, Florida, 33309

January 4, 2005

Securities and Exchange Commission
450 5th Street, NW
Washington, DC 20549

Re: Certification Of Principal Executive Officer Pursuant To 18 U.S.C. Sec. 1350

Dear Ladies and Gentlemen:

        In connection with the accompanying Quarterly Report on Form 10-QSB/A of Ener1, Inc., for the quarter ended September 30, 2004, I, Kevin P. Fitzgerald, Chief Executive Officer of Ener1, Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1)	such Quarterly Report on Form 10-QSB/A of Ener1, Inc., for the quarter ended September 30, 2004, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2) the information contained in such Quarterly Report on Form 10-QSB/A of Ener1, Inc., for the quarter ended September 30, 2004, fairly presents, in all material respects, the financial condition and results of operations of Ener1, Inc.

BY: /S/ Kevin P. Fitzgerald —————————————— Kevin P. Fitzgerald Chief Executive Officer (Principal Executive Officer and Duly Authorized Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Ener1, Inc. and will be retained by Ener1, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

In accordance with Item 601 of Regulation S-K, this certification is being “furnished” as Exhibit 32.1 to Ener1, Inc.‘s quarterly report and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Exhibit 32.2

Ener1, Inc.
500 West Cypress Creek Road-Suite 100
Ft. Lauderdale, Florida, 33309

January 4, 2005

Securities and Exchange Commission
450 5th Street, NW
Washington, DC 20549

Re: Certification Of Principal Financial Officer Pursuant To 18 U.S.C. Sec. 1350

Dear Ladies and Gentlemen:

                In connection with the accompanying Quarterly Report on Form 10-QSB/A of Ener1, Inc., for the quarter ended September 30, 2004, I, Randall Paulfus, Chief Financial Officer of Ener1, Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1)	such Quarterly Report on Form 10-QSB/A of Ener1, Inc., for the quarter ended September 30, 2004, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	the information contained in such Quarterly Report on Form 10-QSB/A of Ener1, Inc., for the quarter ended September 30, 2004, fairly presents, in all material respects, the financial condition and results of operations of Ener1, Inc.

BY: /S/ Randall Paulfus —————————————— Randall Paulfus Chief Financial Officer (Principal Financial and Accounting Officer and Duly Authorized Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Ener1, Inc. and will be retained by Ener1, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

In accordance with Item 601 of Regulation S-K, this certification is being “furnished” as Exhibit 32.2 to Ener1, Inc.‘s quarterly report and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.